                                                                    Exhibit 10.3

                                      LEASE

                                      FROM:

                              MAPLE 6 CAMPUS L.L.C.

                                     LESSOR

                                       TO:

                                   ALTEON INC.

                                     LESSEE

                                    BUILDING:
                                 6 CAMPUS DRIVE
                             PARSIPPANY, NEW JERSEY

                                TABLE OF CONTENTS

1.   DESCRIPTION:............................................................................    4

2.   TERM:...................................................................................    4

3.   BASIC RENT:.............................................................................    4

4.   USE AND OCCUPANCY:......................................................................    4

5.   CARE AND REPAIR OF PREMISES/ENVIRONMENTAL:..............................................    4

6.   ALTERATIONS, ADDITIONS OR IMPROVEMENTS:.................................................    7

7.   ACTIVITIES INCREASING FIRE INSURANCE RATES:.............................................    7

8.   ASSIGNMENT AND SUBLEASE:................................................................    7

9.   COMPLIANCE WITH RULES AND REGULATIONS:..................................................   12

10.  DAMAGE TO BUILDING:.....................................................................   12

11.  EMINENT DOMAIN:.........................................................................   13

12.  INSOLVENCY OF LESSEE:...................................................................   14

13.  LESSOR'S REMEDIES ON DEFAULT:...........................................................   14

14.    DEFICIENCY:...........................................................................   14

15.    SUBORDINATION OF LEASE:...............................................................   15

16.    SECURITY DEPOSIT:.....................................................................   15

17.    RIGHT TO CURE LESSEE'S BREACH:........................................................   16

18.    CONSTRUCTION LIENS:...................................................................   16

19.    RIGHT TO INSPECT AND REPAIR:..........................................................   16

20.    SERVICES TO BE PROVIDED BY LESSOR/LESSOR'S EXCULPATION:...............................   17

21.    INTERRUPTION OF SERVICES OR USE:......................................................   17

22.    BUILDING STANDARD OFFICE ELECTRICAL SERVICE:..........................................   18

23.    ADDITIONAL RENT:......................................................................   19

24.    LESSEE'S ESTOPPEL:....................................................................   23

25.    HOLDOVER TENANCY:.....................................................................   23

26.    RIGHT TO SHOW PREMISES:...............................................................   23

27.    LESSOR'S WORK - LESSEE'S DRAWINGS:....................................................   23

28.    WAIVER OF TRIAL BY JURY:..............................................................   24

29.    LATE CHARGE:..........................................................................   24

30.    LESSEE'S INSURANCE:...................................................................   24

31.    NO OTHER REPRESENTATIONS:.............................................................   26

32.    QUIET ENJOYMENT:......................................................................   26

33.    INDEMNITY:............................................................................   26

34.    ARTICLE HEADINGS:.....................................................................   27

35.    APPLICABILITY TO HEIRS AND ASSIGNS:...................................................   27

36.    OUTSIDE PARKING SPACES:...............................................................   27

37.    LESSOR'S LIABILITY FOR LOSS OF PROPERTY:..............................................   27

38.    PARTIAL INVALIDITY:...................................................................   27

39.    LESSEE'S BROKER:......................................................................   27

40.    PERSONAL LIABILITY:...................................................................   28

41.    NO OPTION:............................................................................   28

42.    DEFINITIONS:..........................................................................   28

43.    LEASE COMMENCEMENT:...................................................................   29

44.    NOTICES:..............................................................................   30

45. ACCORD AND SATISFACTION:.................................................................   30

46. EFFECT OF WAIVERS:.......................................................................   30

47. LEASE CONDITION:.........................................................................   30

48. MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE:..............................................   30

49. LESSOR'S RESERVED RIGHT:.................................................................   31

50. CORPORATE AUTHORITY:.....................................................................   31

51. AFTER-HOURS USE:.........................................................................   31

52. LESSEE'S EXPANSION/RELOCATION:...........................................................   31

53. BUILDING PERMIT:.........................................................................   32

54. OPTION TO RENEW:.........................................................................   32

55. STORAGE SPACE:...........................................................................   34

56. LESSOR'S INSURANCE:......................................................................   34

57. ATTORNEY'S FEES:.........................................................................   35

         LEASE, is made the 21st day of October 2003 ("Lease"), between MAPLE 6 CAMPUS L.L.C. ("Lessor"), whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and ALTEON INC. ("Lessee"), whose address is 170 Williams Drive, Ramsey, New Jersey 07446.

                                    PREAMBLE

                     BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

1. ADDITIONAL RENT shall mean all sums in addition to Fixed Basic Rent payable by Lessee to Lessor pursuant to the provisions of this Lease.

2.       BASE PERIOD COSTS shall mean the following:

         A. Base Operating Costs: Those Operating Costs incurred during calendar year 2004.

         B. Base Real Estate Taxes: Those Real Estate Taxes incurred during calendar year 2004.

         C.       Insurance Cost Expense Stop: $ 22,243.65.

         D.       Utility and Energy Costs Expense Stop: $148,291.00.

3.       BUILDING shall mean 6 Campus Drive, Parsippany, New Jersey.

4. BUILDING HOLIDAYS shall be those shown on Exhibit E attached hereto and made a part hereof.

5. BUILDING HOURS shall be Monday through Friday, 8:00 a.m. to 6:00 p.m., but excluding those holidays as set forth on Exhibit F attached hereto and made a part hereof, except that Common Facilities, lighting in the Building and Office Building Area shall be maintained for such additional hours as, in Lessor's reasonable judgment, is necessary or desirable to insure proper operating of the Building and Office Building Area.

6. COMMENCEMENT DATE is December 1, 2003, and shall for purposes hereof be subject to Articles 27 and 43 hereof. In no event shall the Commencement Date be earlier than December 1, 2003, unless Lessee or anyone claiming under or through Lessee shall occupy the Premises for the conduct of business.

7. DEMISED PREMISES OR PREMISES shall be deemed to be ten thousand eight hundred thirty (10,830) gross rentable square feet as shown on Exhibit A attached hereto and made a part hereof, which includes an allocable share of the Common Facilities as defined in Section 42(b) hereof.

8. EXHIBITS shall be the following, attached to this Lease and incorporated herein and made a part hereof:

Exhibit A                          Location of Premises
Exhibit A-1                        Office Building Area
Exhibit B                          Rules and Regulations
Exhibit C                          Lessor's Work
Exhibit C-1                        Air Conditioning &
                                   Heating Design Standards
Exhibit D                          Cleaning Services
Exhibit E                          Building Holidays
Exhibit F                          Lessee Estoppel Certificate
Exhibit G                          Commencement Date Agreement

Exhibit H                          Letter of Credit Form
Exhibit I                          Storage Space License Agreement
Exhibit J                          Confidentiality Agreement

9. EXPIRATION DATE shall be the last day of the month in which the day before the three (3) year and one (1) month anniversary of the Commencement Date occurs.

10. FIXED BASIC RENT shall mean the sum of EIGHT HUNDRED TWELVE THOUSAND TWO HUNDRED FIFTY AND 00/100 DOLLARS ($812,250.00) for the Term, payable as follows:

Months            Yearly Rate          Monthly Installment
------            -----------          -------------------
1                 $      0.00               $     0.00
2-12              $259,920.00               $21,660.00
13-24             $270,750.00               $22,562.50
25-37             $281,580.00               $23,465.00

11.      LESSEE'S BROKER shall mean Cushman & Wakefield of New Jersey, Inc.

12. LESSEE'S PERCENTAGE shall be seven and three tenths percent (7.3%), subject to adjustment as provided for in Section 42(d) hereof.

13. OFFICE BUILDING AREA is as set forth on Exhibit A-1 attached hereto and made a part hereof.

14. PARKING SPACES shall mean a total of forty-three (43) spaces as follows:

                   Assigned:    3
                   Unassigned:  40

15. PERMITTED USE shall be general, executive and administrative office use and for no other purpose.

16. SECURITY DEPOSIT shall be the sum of TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00).

         Lessee may deliver to Lessor, in lieu of the cash deposit set forth in this Article, an irrevocable negotiable letter of credit issued by and drawn upon such commercial bank selected by Lessee and reasonably acceptable to Lessor and in form and content reasonably acceptable to Lessor (the form attached hereto and made a part hereof as Exhibit H, shall be deemed acceptable to Lessor) for the account of Lessor, in the sum of TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00). Said letter of credit shall be for a term of not less than one (l) year and shall be automatically renewed by the bank (without notice from Lessor) (i.e., an "evergreen" letter of credit), no later than thirty
         (30) days prior to its expiration, and the expiration of each replacement thereof, until Lessor shall be required to return the Security Deposit to Lessee pursuant to the terms of this Lease, but in no event earlier than thirty (30) days after the Expiration Date, and each such renewed letter of credit shall be delivered to Lessor no later than thirty (30) days prior to the expiration of the letter of credit then held by Lessor. If any portion of the Security Deposit shall be utilized by Lessor in the manner permitted by this Lease, Lessee shall, within five (5) business days after request by Lessor, replenish the security account by depositing with Lessor, in cash or by letter of credit, an amount equal to that utilized by Lessor. Failure of Lessee to comply strictly with the provisions of this Article shall constitute a material breach of this Lease and Lessor shall be entitled to present the letter of credit then held by it for payment (without notice to Lessee). If the cash security is converted into a letter of credit, the provisions with respect to letters of credit shall apply, mutatis mutandis, to such letter of credit deposit. In the event of a bank failure or insolvency affecting the letter of credit, Lessee shall replace same within twenty (20) days after being requested to do so by Lessor.

         Provided that: (i) this Lease is in full force and effect; and (ii) Lessee is not in monetary or material non-monetary default hereunder, after the expiration of applicable notice and cure periods, the Security Deposit shall be reduced by the sum of $50,000.00 on the one (1) year anniversary of the Commencement Date and shall be further reduced by the sum of $50,000.00 on the two (2) year anniversary of the Commencement Date.

17. TERM shall mean three (3) years and one (1) month from the Commencement Date, plus the number of days, if any, to have this Lease expire on the last day of a calendar month, unless extended pursuant to any option contained herein.

                              W I T N E S S E T H

                  For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Lessor and Lessee agree as follows:

1.       DESCRIPTION:

         Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, the Premises as defined in the Preamble which includes an allocable share of the Common Facilities, as shown on the plan or plans, initialed by the parties hereto, marked Exhibit A attached hereto and made part of this Lease in the Building as defined in the Preamble ("Building") which is situated on that certain parcel of land ("Office Building Area") as described on Exhibit A-1 attached hereto and made part of this Lease, together, with the right to use in common with other lessees of the Building, their invitees, customers and employees, those public areas of the Common Facilities as hereinafter defined.

2.       TERM:

         The Premises are leased for a term to commence on the Commencement Date, and to end at 12:00 midnight on the Expiration Date, all as defined in the Preamble.

3.       BASIC RENT:

         Lessee shall pay to Lessor during the Term, the Fixed Basic Rent as defined in the Preamble ("Fixed Basic Rent") payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Fixed Basic Rent shall accrue at the Yearly Rate as defined in the Preamble and shall be payable, in advance, on the first (1st) day of each calendar month during the Term at the Monthly Installments as defined in the Preamble, except that a proportionately lesser sum may be paid for the first and last months of the Term of this Lease if the Term commences on a day other than the first (1st) day of the month, in accordance with the provisions of this Lease herein set forth. Lessor acknowledges receipt from Lessee of the first (1st) monthly installment by check, subject to collection, for Fixed Basic Rent for the first month of the Term. Lessee shall pay Fixed Basic Rent, and any Additional Rent as hereinafter provided, to Lessor at Lessor's above stated address, or at such other place as Lessor may designate in writing, without demand and without counterclaim, deduction or set off, except as otherwise provided herein.

4.       USE AND OCCUPANCY:

         Lessee shall use and occupy the Premises for the Permitted Use as defined in the Preamble. Lessor represents that the Permitted Use is permitted by the certificate of occupancy covering the Building.

         Lessee hereby acknowledges that "no smoking" is permitted in the Common Facilities.

5.       CARE AND REPAIR OF PREMISES/ENVIRONMENTAL:

               (a) Lessee shall commit no act of waste and shall take good care of the interior, non-structural portions of the Premises and the fixtures and appurtenances therein, and shall, in the use and occupancy of the Premises, conform to all laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting Lessee's particular use or manner of use of the Premises and with any and all environmental requirements resulting from the Lessee's use of the Premises, this covenant to survive the expiration or sooner termination of this Lease. However, Lessee shall have the right to contest, by appropriate proceedings diligently conducted in good faith in the name of Lessee or, with the prior consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed, in the name of Lessor or both, and without cost or expense to Lessor, the validity or application of any law, ordinance, order, rule, regulation or legal requirement of any nature whatsoever having applicability to this Lease and Lessee's obligations or rights hereunder. Lessee may also postpone compliance with any such law, ordinance, order, rule, regulation or legal requirement pending the outcome of any contest proceedings , even if Lessee incurs a lien, charge or liability by reason of such postponement, to the extent that and for so long as: (i) such contest or postponement does not subject Lessor to criminal or civil liability; (ii) Lessee furnishes to Lessor security, reasonably satisfactory to Lessor, against any lien, loss, fine, penalty, interest or inquiry by reason of any contest or postponement; and (iii) such contest does not impair or negatively affect any pending sale or financing (current or prospective) involving the Building. Lessor will not be required to join any proceedings referred to in this Section unless the provision of any applicable law, rule or regulation at the time in effect requires such proceedings be brought by or in the name of Lessor. In that event, Lessor will join the proceedings or permit them to be brought in its name if Lessee pays all related expenses (including Lessor's reasonable attorney's fees). Lessor shall, subject to the same being included in Operating Costs, make all necessary repairs to the Premises, the Building, the Common Facilities and to the assigned parking areas, if any (including structure and exterior) except where the repair has been made necessary by misuse or neglect by Lessee or Lessee's agents, servants, visitors or licensees, in which event Lessor shall nevertheless make the repair but Lessee shall pay to Lessor, as Additional Rent, within thirty (30) days after demand, the actual out-of-pocket reasonable costs therefor, together with appropriate supporting documentation. All improvements made by Lessee to the Premises, which are so attached to the Premises that they cannot be removed without material injury to the Premises (excluding, however, Lessee's "rolling files"), shall become the property of Lessor upon installation. Not later than the last day of the Term, Lessee shall, at Lessee's expense, remove all Lessee's personal property and those improvements made by Lessee which have not become the property of Lessor, including trade fixtures, cabinetwork, movable paneling, partitions and the like, repair all injury done by or in connection with the installation or removal of said property and improvements, and surrender the Premises in as good condition as they were at the beginning of the Term, reasonable wear and tear, and damage by fire, the elements, casualty, condemnation, eminent domain or other cause not due to the misuse or neglect by Lessee, Lessee's agents, servants, visitors or licensees excepted. If requested by either party, Lessor and Lessee shall coordinate an inspection of the Premises at the end of the Term. All other property of Lessee remaining on the Premises after the last day of the Term of this Lease shall be conclusively deemed abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the actual out-of-pocket reasonable cost of such removal. Lessor may have any such property stored at Lessee's risk and expense.

                    Lessor shall comply with all laws, ordinances, orders, rules, regulations or legal requirements affecting the Building with which Lessee is not required to comply hereunder; provided, however, that the cost of such compliance shall be included in Operating Costs to the extent provided in Article 23 hereof.

                    Notwithstanding the foregoing, Lessor shall inform Lessee at the time Lessor grants its consent to any alteration, addition or improvement, excluding The Work (as defined in Exhibit C), whether Lessor shall require Lessee to remove the alteration, addition or improvement at the end of the Term. If Lessor fails to designate an item for removal at the time it consents to such alteration, addition or improvement, such item may remain in the Premises at the expiration or earlier termination of this Lease.

         ENVIRONMENTAL

         (b) COMPLIANCE WITH ENVIRONMENTAL LAWS. Lessee shall, at Lessee's own expense, promptly comply with each and every federal, state, county and municipal environmental law, ordinance, rule, regulation, order, directive and requirement, now or hereafter existing (collectively, "Environmental Laws"), applicable to Lessee's use of the Premises, Lessee, Lessee's operations at the Premises, or all of them. Lessee shall not be responsible for the remediation of any preexisting conditions or violations of Environmental Laws by Lessor or Lessor's Representatives (as hereinafter defined). To the best of Lessor's knowledge, the Building and the Office Building Area is presently in compliance with Environmental Laws. Nothing contained herein shall be deemed to prevent Lessee from using ordinary office and cleaning supplies in reasonable quantities in the Premises.

         (c) ISRA COMPLIANCE. Lessee shall, at Lessee's own expense, comply with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., the regulations promulgated thereunder and any amending and successor legislation and regulations ("ISRA") arising out of Lessee's acts or omissions.

         (d) INFORMATION TO LESSOR. At no expense to Lessor, Lessee shall promptly provide all information and sign all reasonable documents requested by Lessor with respect to compliance with Environmental Laws.

         (e) LESSOR AUDIT. Lessee shall permit Lessor and its representatives access to the Premises, from time to time, to conduct an environmental assessment, investigation and sampling. Such entry shall be performed in a manner using reasonable efforts to minimize interference with Lessee's use of the Premises, and Lessor shall be accompanied by a representative of Lessee. If Lessor reasonably believes that Lessee has violated this provision, after the expiration of applicable notice and cure periods the actual out-of-pocket reasonable cost of the assessment, investigation and sampling shall be borne by Lessee.

         (f) LESSEE REMEDIATION. Should any assessment, investigation or sampling reveal the existence of any spill, discharge or placement of Contaminants (as hereinafter defined) in, on, under, or about, or migrating from or onto the Premises, the Building or the Office Building Area, as a result of the action or omission of Lessee or a Lessee Representative (as hereinafter defined), then, in addition to being in default under this Lease, after the expiration of the applicable notice and cure periods, and Lessor having all rights available to Lessor under this Lease and by law by reason of such default, Lessee shall, at Lessee's own expense, in accordance with Environmental Laws, undertake all action reasonably required by Lessor and any governmental authority, including, without limitation, promptly obtaining and delivering to Lessor an unconditional No Further Action Letter. For purposes of this Article, the term "Lessee's Representative" shall mean any shareholder, officer, director, member, partner, employee, agent, licensee, assignee, sublessee or invitee of Lessee, or any third party for whom Lessee is legally responsible. Lessee's remedial action may involve engineering or institutional controls, a groundwater classification exception area or well restriction area, and Lessee's remedial action shall meet the most stringent published or unpublished remediation standards for soil, surface water, groundwater and drinking water for continued use of the Building as commercial. Promptly upon completion of all required investigatory and remedial activities, Lessee shall, at Lessee's own expense, to Lessor's reasonable satisfaction, restore the affected areas of the Premises, the Building or the Office Building Area, as the case may be, from any damage or condition caused by the investigatory or remedial work.

         (g) ENVIRONMENTAL QUESTIONNAIRE. Within fifteen (15) days following Lessor's request, Lessee shall complete, execute and deliver to Lessor an environmental questionnaire in form and substance reasonably satisfactory to Lessor.

         (h) ENVIRONMENTAL DOCUMENTS AND CONDITIONS. For purposes of this Article, the term "Environmental Documents" shall mean all environmental documentation concerning the Building or the Office Building Area, of which the Premises is a part, in the possession or under the control of Lessee, including, without limitation, plans, reports, correspondence and submissions. During the Term of this Lease and subsequently, promptly upon receipt by Lessee or Lessee's Representative, Lessee shall deliver to Lessor all Environmental Documents concerning or generated by or on behalf of Lessee, whether currently or hereafter existing. In addition, Lessee shall promptly notify Lessor of any environmental condition of which Lessee has knowledge, which may exist in, on, under, or about, or may be migrating from or onto the Building or the Office Building Area.

         (i)      LESSOR'S RIGHT TO PERFORM LESSEE'S OBLIGATIONS.
                  Notwithstanding anything to the contrary set forth in this Lease, in the event, pursuant to this Lease, Lessee is required to undertake any sampling, assessment, investigation or remediation with respect to the Premises, the Building or the Office Building Area, as the case may be, then, at

                  Lessor's discretion, Lessor shall have the right, upon notice to Lessee, and after the expiration of applicable notice and cure periods, from time to time, to perform such activities at Lessee's expense, and all actual out-of-pocket reasonable sums incurred by Lessor shall be paid by Lessee, as Additional Rent, within thirty (30) days after written request, together with reasonable documentation.

         (j) INDEMNITY. Lessee shall indemnify, defend and hold harmless Lessor, Lessor's officers, directors, shareholders, employees and personal or legal representatives from and against any and all claims, liabilities, losses, damages (excluding consequential damages), penalties and costs, foreseen or unforeseen, including, without limitation, reasonable counsel, engineering and other professional or expert fees, which an indemnified party may incur resulting directly or indirectly, wholly or partly from Lessee's actions or omissions with regard to Lessee's obligations under this Article. In no event shall this indemnity be deemed to cover preexisting conditions or violations of Environmental Laws by Lessor or Lessor's Representatives in the Premises.

         (k) SURVIVAL. This Article shall survive the expiration or earlier termination of this Lease. Lessee's failure to abide by the terms of this Article shall be restrainable or enforceable, as the case may be, by injunction.

         (l) INTERPRETATION. The obligations imposed upon Lessee under subparagraphs (a) through (j) hereof are in addition to and are not intended to limit, but to expand upon, the obligations imposed upon Lessee under this Article 5. As used in this Article, the term "Contaminants" shall include, without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant, contaminant, petroleum, asbestos or polychlorinated biphenyls, as defined or referred to in any Environmental Laws. Where a law or regulation defines any of these terms more broadly then another, the broader definition shall apply.

6.       ALTERATIONS, ADDITIONS OR IMPROVEMENTS:

         Lessee shall not make any alterations, additions or improvements in, to or about the Premises, with the exception of decorative or non-structural alterations, additions or improvements costing less than TWENTY-FIVE THOUSAND AND 00/100 DOLLARS ($25,000.00), without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed, if they do not affect the Building structure or systems. Upon Lessee's request, Lessor shall specify the reason(s) for Lessor's denial of its consent to a specific alteration, addition or improvement.

         Lessor will, at Lessee's sole cost and expense, assist Lessee in and execute any reasonable documents required for the procurement of any licenses, permits, "sign-offs", approvals or certificates which may be required by any governmental agency or authority with respect to any alterations, additions or improvements in, to or about the Premises and/or for obtaining any services, utilities or facilities from any public utility supplying the same to the Building.

7.       ACTIVITIES INCREASING FIRE INSURANCE RATES:

         Lessee shall not do or suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building, unless Lessee pays to Lessor, within thirty (30) days after written demand, the full amount of any increase in the rate of fire insurance on the Building resulting therefrom. However, Lessor represents and warrants to Lessee that, to its knowledge, Lessee's use of the Premises for the purposes permitted by this Lease will not subject Lessee to any obligations (including, but not limited to, payment of increased premiums) regarding Lessor's fire insurance policies.

8.       ASSIGNMENT AND SUBLEASE:

         Provided Lessee is not in default of any provisions of this Lease, after the expiration of the applicable notice and cure periods, Lessee may assign this Lease or sublease all or any part of the Premises to any party subject to the following:

         a. In the event Lessee desires to assign this Lease or sublease all or part of the Premises to any other party, the terms and conditions of such assignment or sublease shall be communicated to Lessor in writing no less than thirty (30) days prior to the effective date of any such sublease or assignment, and, prior to such effective date, Lessor shall have the option, exercisable in writing to Lessee within twenty (20) days following Lessor's receipt of Lessee's communication, to: (i) sublease such space from Lessee at the lower rate of (a) the rental rate per rentable square foot of Fixed Basic Rent and Additional Rent then payable pursuant to this Lease, or (b) the terms set forth in the proposed sublease; (ii) recapture in the case of subletting, that portion of the Premises to be sublet or all of the Premises in the case of an assignment ("Recapture Space") so that such prospective sublessee or assignee shall then become the sole Lessee of Lessor hereunder; or (iii) recapture the Recapture Space for Lessor's own use, in either of the aforesaid events, Lessee shall be fully released from any and all obligations hereunder with respect to the Recapture Space.

                  Notwithstanding the foregoing, Lessor shall have no right to exercise its rights pursuant to clauses (i), (ii) or (iii) above, if the space that Lessee proposes to sublet is two thousand (2,000) gross rentable square feet or less and the term of such subletting, including renewal options, if any, is to expire at any time prior to the end of the second (2nd) Lease Year.

         b. In the event that Lessor elects not to recapture this Lease or sublease the Premises as hereinabove provided, Lessee may nevertheless assign this Lease or sublet the whole or any portion of the Premises, subject to Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed on the basis of the following terms and conditions:

                  i. Lessee shall provide to Lessor the name and address of the assignee or sublessee.

                  ii. The assignee shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to Lessor within ten (10) business days of its execution. Any sublease shall expressly acknowledge that said sublessee's rights against Lessor shall be no greater than those of Lessee. Lessee further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Lessee or any person claiming through or under Lessee shall or will be made except upon compliance with and subject to the provisions of this Article 8.

                  iii. Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of default by Lessee under this Lease, Lessor may, at its option, take over all of the right, title and interest of Lessee, as sublessor, under such sublease, and such sublessee shall, at Lessor's option, attorn to Lessor pursuant to the then executory provisions of such sublease, except that Lessor shall not: (1) be liable for any previous act or omission of Lessee under such sublease; or (2) be subject to any offset not expressly provided in such sublease which theretofore accrued to such sublease to which Lessor has not specifically consented in writing or by any previous prepayment of more than one (1) month's rent.

                  iv. Lessee and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Basic Rent and Additional Rent reserved herein, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified.

                  v. Lessee shall promptly pay to Lessor fifty percent (50%) of any consideration received for any assignment and/or fifty percent (50%) of the rent, as and when received, in excess of the rent required to be paid by Lessee for the area sublet computed on the basis of an average square foot rent for the gross square footage Lessee has leased, after first deducting on a ratable basis over the term of any sublease or the remaining Term of this Lease, all reasonable costs and expenses incurred by Lessee and Lessee's unamortized costs of any alterations, additions and improvements to the Premises made by Lessee. Any consideration for this Lease reasonably allocated to Lessee's furniture, fixtures and equipment may be retained by Lessee in its entirety.

                  vi. In any event, the acceptance by Lessor of any rent from the assignee or from any of the sublessees or the failure of Lessor to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release Lessee herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

                  vii. In Lessor's reasonable judgment, the proposed assignee or sublessee is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which: (1) is in keeping with the then standard of the Building; and
                           (2) is limited to the use of the Premises as general, executive and administrative offices.

                  viii. The proposed assignee or sublessee shall be an entity which has existed for at least one (1) year and is not then an occupant of any part of the Building or any other building then owned by Lessor or its affiliates within a three(3) mile radius of the Building, provided that Lessor has equivalent space available in the Building or in any other building then owned by Lessor or its affiliates within a three
                           (3)mile radius of the Building.

                  ix. The proposed assignee or sublessee is not an entity or a person with whom Lessor is or has been, within the preceding six (6) month period, negotiating to lease space in the Building or any other building owned by Lessor or its affiliates within a three
                           (3)mile radius of the Building, provided that Lessor has equivalent space available in the Building or in any other building then owned by Lessor or its affiliates within a three (3) mile radius of the Building.

                  x. There shall not be more than two (2) sublessees in the Premises (excluding a Lessee Affiliate) (as hereinafter defined).

                  xi. Lessee shall not advertise the subtenancy for less than the then current market rent per rentable square foot for the Premises as though the Premises were vacant.

                  xii. Lessee shall not have: (a) publicly advertised the rental amount of the Premises without prior notice to and approval by Lessor (which approval shall not be unreasonably withheld, conditioned or delayed), nor shall any advertisement state the name (as distinguished from the address) of the Building; or
                           (b) listed the Premises for subletting or assignment with a broker, agent or representative who does not waive any entitlement to a commission or other fee from Lessor in the event of a recapturing of the Premises.

                  xiii. The proposed occupancy shall not, in Lessor's reasonable opinion, increase the density of population using the Premises to exceed one (1) person per two hundred fifty (250) gross rentable square feet of space or exceed the parking allocation presently provided for in this Lease.

                  xiv. The proposed assignee or sublessee shall only use the Premises for general, executive and administrative offices and shall not be engaged in any of the following:

                           (1) educational, including, but not limited to, instructional facilities and correspondence schools;

                           (2)      employment agencies;

                           (3)      model agencies;

                           (4)      photographic studios or laboratories;

                           (5) spas, health, physical fitness or exercise salons;

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

                           (6)      small loan offices;

                           (7) real estate brokerage or real estate sales offices open to the general public or construction offices;

                           (8) medical or dental facilities, including professional offices, treatment facilities, dispensaries or laboratories;

                           (9)      federal, state or local government offices;

                           (10)     so-called boiler room operations;

                           (11)     retail stock brokerage offices;

                           (12) religious organizations making facilities available to congregations for uses other than business purposes; and

                           (13)     furnished/shared executive office suite use.

                  xv. The proposed assignee or sublessee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of, the state courts of New Jersey.

                  xvi. Lessor shall require a FIVE HUNDRED AND 00/100 DOLLAR ($500.00) payment to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same. Lessee acknowledges that its sole remedy with respect to any assertion that Lessor's failure to consent to any sublet or assignment is unreasonable shall be the remedy of specific performance and Lessee shall have no other claim or cause of action against Lessor as a result of Lessor's actions in refusing to consent thereto, plus reasonable attorney's fees if Lessee prevails. Lessee's waiver as to no other claims or causes of action as a result of Lessor's actions in refusing to consent hereunder shall not apply if it is judicially determined that Lessor acted in bad faith or maliciously with respect to its refusal to consent hereunder. The parties agree that the question of Lessor's reasonableness in refusing to consent hereunder may be submitted to expedited arbitration in accordance with the rules of the office of the American Arbitration Association (or any successor) nearest the Building. Upon Lessee's request, Lessor shall specify the reasons for Lessor's denial of its consent to a specific subletting or assignment.

         c. If Lessee is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of sub-section a. hereof shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of "control" (as hereinafter defined) of Lessee as if such transfer of stock (or other mechanism) which results in a change of control of Lessee were an assignment of this Lease, and if Lessee is a partnership or joint venture, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control of such a partnership or joint venture, as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture which results in a change of control of such partnership or joint venture were an assignment of this Lease The provisions of sub-sections a. and
                  b. hereofshall not apply to transactions entered into by Lessee with: (i) a Lessee Affiliate (as hereinafter defined); or (ii) a corporation into or with which Lessee is merged or consolidated, or with an entity to which all or substantially all of Lessee's assets are transferred or to any sale of all or substantially all of Lessee's stock, provided (a) Lessee is not then in monetary or material non-monetary default under this Lease, after the expiration of applicable notice and cure periods, (b) in the case of clause (ii) above, such merger, consolidation or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and (c) except if Lessee is "publicly traded", in the case of clause (ii) above, the assignee or successor entity has a net worth as evidenced by financial statements delivered to Lessor and certified by an independent certified public accountant in accordance with generally accepted accounting practices consistently applied ("Net Worth") after such merger, consolidation or acquisition and assumption equal to or greater than the Net

                  Worth of Lessee on the date hereof Lessee shall deliver to Lessor proof reasonably satisfactory as to Lessee's Net Worth within ten (10) days prior to the effective date of the transaction. In determining the Net Worth of the successor "Lessee" entity for purposes of this Section, Lessee may, at its option, include the Net Worth of any surviving predecessor Lessee continuing to have liability on or under this Lease and/or any guarantor of Lessee's obligations under this Lease. A "Lessee Affiliate" or "Affiliate of Lessee" means a corporation or other entity controlled by, controlling or under common control with Lessee. As used in this Lease, the terms "control", "controlled by" or "under common control with" shall mean ownership of (x) more than fifty percent (50%) of the outstanding voting stock of a corporation (or other majority equity and control interest if not a corporation), and (y) the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute, according to the provisions of a contract. Lessee may sublet all or any portion of the Premises or assign this Lease to an Affiliate of Lessee without Lessor's consent or recapture rights, provided that Lessee shall continue to be liable under this Lease, and in which event the provisions of sub-sections a. and b. hereof shall not apply with respect thereto.

                  Notwithstanding anything contained herein, Lessee shall have the right, without being required to obtain the consent of Lessor (and without complying with the provisons of sub-sections a. and b. hereof), to permit portions of the Demised Premises to be used under so called "desk sharing" arrangements by persons or entities which are an Affiliate of Lessee (any such person or entity, a "User"), and which User shall only use desk space in the Premises for the purposes permitted by this Lease, and subject to and in compliance with the following terms and conditions:

                  (1) a User shall have no rights under this Lease and Lessor shall have no liability or obligation to any User under this Lease or for any reason whatsoever in connection with the use or occupancy of the Premises;

                  (2) no separate entrances to the Premises from public areas shall be constructed to access the space used by any User;

                  (3) Lessee shall give written notice to Lessor prior to the occupancy of any User;

                  (4) any breach or violation of this Lease by a User shall be deemed to be and shall constitute a default by Lessee under this Lease, and any act or omission of a User shall be deemed to be and shall constitute the act or omission of Lessee under this Lease;

                  (5) the right of a User to occupy a portion of the Premises shall not be deemed to be an assignment of, or sublease under, this Lease and any occupancy of the Premises shall automatically terminate upon expiration or earlier termination of this Lease;

                  (6) Lessee hereby indemnifies and holds harmless Lessor, any lessor and any mortgagee against loss, claim or damage (excluding consequential) arising from the acts or omission of any User; and

                  (7) no User shall be entitled, directly or indirectly, to diplomatic or sovereign immunity and each User shall be subject to the service of process at and the jurisdiction of the courts of, the State of New Jersey.

                  The provisions herein restricting transfers of Lessee's stock shall not apply to any stock transfers among the existing shareholders of Lessee or their immediate family members by reason of estate planning, inheritance or otherwise, provided that the Net Worth of Lessee shall remain unchanged as a result of such transfer(s).

         d. In the event that any or all of Lessee's interest in the Premises and/or this Lease is transferred by operation of law to any trustee, receiver, or other representative or agent of Lessee, or to Lessee as a debtor in possession, and subsequently any or all of Lessee's interest in the Premises and/or this Lease is offered or to be offered by Lessee or any trustee, receiver, or other representative or agent of Lessee as to its estate or property (such person, firm or entity, the "Grantor"), for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Lessor (each such transaction, a "Disposition"), it is agreed that Lessor has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as Grantor thereof shall accept upon such Disposition to such other person, firm, or entity, and as to each such Disposition, Grantor shall give written notice to Lessor in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Lessor has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein.

                  Lessor shall have thirty (30) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Lessee's interest by such Disposition, and the exercise of the option by Lessor shall be effected by notice to that effect sent to the Grantor; but nothing herein shall require Lessor to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Lessor. In the event Lessor accepts such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Lessor. In the event Lessor rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity, but any decrease in price of more than five percent (5%) of the price sought from Lessor or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Lessor hereunder.

         e. Without limiting any of the provisions of Articles 12 and 13, if pursuant to the Federal Bankruptcy Code (the "Code"), or any similar law hereafter enacted having the same general purpose, Lessee is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year's Fixed Basic Rent plus an amount equal to the Additional Rent for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Lessor for the balance of the Term, as security for the full performance of all of Lessee's obligations under this Lease, to be held and applied in the manner specified for the Security Deposit in Article 16 hereof.

         f. Except as specifically set forth herein, no portion of the Premises or of Lessee's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of Lessee, nor shall Lessee pledge its interest in this Lease or in any Security Deposit required hereunder.

9.       COMPLIANCE WITH RULES AND REGULATIONS:

         Lessee shall observe and comply with the rules and regulations hereinafter set forth in Exhibit B attached hereto and made a part hereof, and with such further reasonable rules and regulations as Lessor may prescribe, on written notice to Lessee, for the safety, care and cleanliness of the Building, and the comfort, quiet and convenience of other occupants of the Building. Lessor agrees to enforce each rule and regulation in a uniform and nondiscriminatory manner. Lessee shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Lessor reserves the right to reasonably prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Lessee, at Lessee's expense, in settings sufficient, in Lessor's reasonable judgment, to absorb and prevent vibration, noise and annoyance. Notwithstanding the foregoing, Lessor hereby consents to Lessee's installation of its "rolling files" in the Premises, provided that Lessee does not exceed the floor load of the Premises.

10.      DAMAGE TO BUILDING:

         If the Building is damaged by fire or any other cause to such extent the cost of restoration, as reasonably estimated by Lessor, will equal or exceed twenty-five (25%) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Lessor may, no later than the sixtieth (60th) day following the date of damage, give Lessee a notice of election to terminate this Lease (provided that Lessor shall not discriminate against Lessee in its decision to terminate this Lease), or if the cost of restoration will equal or exceed fifty percent (50%) of such replacement value and if the Premises shall not be reasonably usable for the purpose for which they are leased hereunder, or if restoration of the damage, including, but not limited to, restoration of the Office Building Area such that Lessee shall have the parking spaces provided in Paragraph 14 of the Preamble to this Lease, will require more than twelve (12) months to complete or if such damage is not fully repaired and reasonable access to the Premises restored within twelve (12) months from the date of damage, then, in any such event Lessee may, no later than the sixtieth (60th) day following the date of damage or following the end of said twelve (12) month period, give Lessor a notice of election to terminate this Lease. In either said event of election, this Lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Lessee shall surrender possession of the Premises within a reasonable time thereafter, and the Fixed Basic Rent and any Additional Rent, shall be apportioned as of the date of said surrender, and any Fixed Basic Rent or Additional Rent paid for any period beyond said date shall be repaid to Lessee (such obligation to survive the termination of this Lease). If the cost of restoration shall not entitle Lessor to terminate this Lease, or if, despite the cost, Lessor does not elect to terminate this Lease, Lessor shall restore the Building and the Premises with reasonable promptness and Lessee shall have no right to terminate this Lease, except as set forth above. The time period set forth above for completion of the restoration shall be extended for a period not to exceed ninety (90) days for Force Majeure (as hereinafter defined). Lessor need not restore fixtures and improvements owned by Lessee. Notwithstanding anything to the contrary contained herein, if more than twenty-five percent (25%) of the Premises shall be rendered untenantable for the normal conduct of Lessee's business as a result of a fire or casualty during the last twelve (12) months of the Term, then the terms and conditions of this
         Article 10 shall continue to control and be binding upon Lessor and Lessee except that: (i) Lessee shall have the right to terminate this Lease by giving notice to Lessor in accordance with this Article 10 if Lessor's estimated time of restoration provides that the substantial completion of the repairs of the Premises which are Lessor's responsibility will take longer than one hundred twenty (120) days from the date of the casualty; and (ii) the time period during which Lessor shall substantially complete the restoration shall be the later of (x) the date specified in Lessor's estimate and (y) one hundred twenty
         (120) days after the date of such casualty, as either such date may be extended for a period not to exceed thirty (30) days for Force Majeure.

         In any case in which use of the Premises is affected by any damage to the Building, there shall be either an abatement or an equitable reduction in Fixed Basic Rent and Additional Rent, and an equitable adjustment in the Base Period Costs as established in the Preamble, depending on the period for which and the extent to which the Premises are not reasonably usable for the purpose for which they are leased hereunder. The words "restoration" and "restore" as used in this
         Article 10 shall include repairs. If the damage results from the gross negligence or willful misconduct of Lessee, Lessee's agents, servants, visitors or licensees, Lessee shall not be entitled to any abatement or reduction in Fixed Basic Rent, except to the extent of any rent insurance received by Lessor. In the event of a fire or other casualty and the Premises are rendered untenantable, Lessor shall use commercially reasonable efforts to provide Lessee with temporary space in a building owned by Lessor or an affiliate of Lessor upon terms and conditions mutually satisfactory to Lessor and Lessee.

11.      EMINENT DOMAIN:

         If Lessee's use of the Premises is materially affected due to the taking by eminent domain of: (a) the Premises or any part thereof or any estate therein; or (b) any other part of the Building, or Office Building Area (including the parking area), then, in either event, this Lease shall terminate on the date when title vests pursuant to such taking. The Fixed Basic Rent and any Additional Rent, shall be apportioned as of said termination date and any Fixed Basic Rent or Additional Rent paid for any period beyond said date, shall be repaid to Lessee (such obligation to survive the termination of this Lease). Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for any taking of fixtures and improvements owned by Lessee which have not become Lessor's property, and for moving expenses, provided the same shall, in no way, affect or diminish Lessor's award. In the event of a partial taking which does not effect a termination of this Lease but does deprive Lessee of the use of a portion of the Premises, there shall either be an abatement or an equitable reduction of the Fixed Basic Rent and Additional Rent, and an equitable reduction of the Base Period Costs as established in the Preamble depending on the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder.

12.      INSOLVENCY OF LESSEE:

         Either: (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee; or (b) a general assignment by Lessee for the benefit of creditors; or (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act, shall constitute a default of this Lease by Lessee, and Lessor may terminate this Lease forthwith and upon notice of such termination Lessee's right to possession of the Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor but Lessee shall remain liable as hereinafter provided in Article 14 hereof.

13.      LESSOR'S REMEDIES ON DEFAULT:

         If Lessee defaults in the payment of Fixed Basic Rent, or any Additional Rent, or defaults in the performance of any of the other covenants and conditions hereof or permits the Premises to become deserted, abandoned or vacated, Lessor may give Lessee notice of such default, and if Lessee does not cure any Fixed Basic Rent or Additional Rent default within ten (10) days or other default within twenty (20) days after giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such twenty (20) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this Lease on not less than ten (10) days notice to Lessee, and on the date specified in said notice, Lessee's right to possession of the Premises shall cease but Lessee shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Lessor pursuant to Articles 12 or 13 hereof, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee or other occupants and their effects. Lessee shall pay to Lessor, within thirty (30) days after demand, such actual out-of-pocket reasonable expenses as Lessor may incur, including, without limitation, court costs and reasonable attorney's fees and disbursements, in enforcing the performance of any obligation of Lessee under this Lease. Notwithstanding anything contained herein, Lessee's vacating, deserting or abandoning of the Premises shall not be deemed a default of this Lease, if Lessee submits to Lessor then current financial statements, certified by Lessee's chief financial officer or an independent certified public accountant, evidencing to Lessor's reasonable satisfaction, that Lessee has the financial resources to meet its obligations under this Lease.

14.      DEFICIENCY:

         In any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may, at Lessor's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof, as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as or subsequent to, the original Expiration Date of this Lease, at Lessor's option and receive the rent therefor. Rent so received shall be applied first to the payment of such actual out-of-pocket reasonable expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the Fixed Basic Rent and Additional Rent hereunder and to the reasonable costs and expenses of performance of the other covenants of Lessee as herein provided. Lessee agrees, in any such case, whether or not Lessor has relet, to pay to Lessor damages equal to the Fixed Basic Rent and Additional Rent from the date of such default to the date of expiration of the Term hereof and other sums herein agreed to be paid by Lessee, less the net proceeds of the reletting, if any, received by Lessor during the remainder of the unexpired Term hereof, as ascertained from time to time, and the same shall be payable by Lessee on the several rent days above specified. Lessee shall not be entitled to any surplus accruing as a result of any such reletting. In reletting the Premises as aforesaid, Lessor may grant rent concessions, and Lessee shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Lessor elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the Term as originally fixed or since extended, there shall be allowed against Lessee's obligation for rent or damages as herein defined, during the period of Lessor's occupancy, the reasonable value of such occupancy, not to exceed, in any event, the Fixed Basic Rent and Additional Rent herein reserved, and such occupancy shall not be construed as a release of Lessee's liability hereunder.

         Alternatively, in any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may at Lessor's option, and at any time thereafter, and without notice or other action by Lessor, and without prejudice to any other rights or remedies it might have hereunder or at law or equity, become entitled to recover from Lessee, as damages for such breach, in addition to such other sums herein agreed to be paid by Lessee, to the date of re-entry, expiration and/or dispossess, an amount equal to the difference between the Fixed Basic Rent and Additional Rent reserved in this Lease from the date of such default to the date of expiration of the original Term hereof and the then fair and reasonable rental value of the Premises for the same period. Said damages shall become due and payable to Lessor upon such recovery of possession of the Premises by Lessor and without regard to whether this Lease be terminated or not, and if this Lease be terminated, without regard to the manner in which it is terminated. In the computation of such damages, the difference between an installment of Fixed Basic Rent and Additional Rent thereafter becoming due and the fair and reasonable rental value of the Premises for the period for which such installment was payable, shall be discounted to the date of such default at the rate of six percent (6%) per annum.

         Lessee hereby waives all right of redemption to which Lessee or any person under Lessee might be entitled by any law now or hereafter in force. In addition, in the event of a default which results in Lessor recovering possession of the Premises, Lessor shall be under a duty only to make reasonable efforts to relet the Premises to the extent Lessor does not have other space available for lease in the Building to mitigate Lessee's damages as provided for in this Article.

         Lessor's remedies hereunder are in addition to any remedy allowed by law.

15.      SUBORDINATION OF LEASE:

         This Lease shall, at Lessor's option, or at the option of any holder of any underlying lease or holder of any mortgages or trust deed, be subject and subordinate to any such underlying leases and to any such mortgages or trust deed which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said underlying leases and said mortgages or trust deed, provided that Lessor shall use commercially reasonable efforts to obtain a non-disturbance agreement from the holder of any such underlying lease, mortgage or trust deed. Any reasonable expenses charged by the mortgagee in connection with the obtaining of the aforesaid agreement shall be paid by Lessee. Although no instrument or act on the part of Lessee shall be necessary to effectuate such subordination, Lessee will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be reasonably desired by the holders of said mortgages or trust deed or by any of the lessor's under such underlying leases. If any underlying lease to which this Lease is subject terminates, Lessee shall, on timely request, attorn to the owner of the reversion.

         Lessor represents that there currently is no mortgage encumbering the Building.

16.      SECURITY DEPOSIT:

         Lessee shall deposit with Lessor on the signing of this Lease, the Security Deposit as defined in the Preamble for the full and faithful performance of Lessee's obligations under this Lease, including, without limitation, the surrender of possession of the Premises to Lessor as herein provided. If Lessor applies any part of said Security Deposit to cure any default of Lessee, after the expiration of applicable notice and cure periods, Lessee shall within five (5) business days after written demand by Lessor, deposit with Lessor the amount so applied so that Lessor shall have the full Security Deposit on hand at all times during the Term of this Lease. In the event a bona fide sale, subject to this Lease, Lessor shall have the right to transfer the Security Deposit to the vendee, and Lessor shall be considered released by Lessee from all liability for the return of the Security Deposit, provided that the vendee receives the Security Deposit from Lessor, and Lessee agrees to look solely to the new lessor for the return of the Security Deposit, and it is agreed that this shall apply to every transfer or assignment made of the Security Deposit to the new lessor. Provided Lessee is not in default under this Lease, after the expiration of applicable notice and cure periods, the Security Deposit (less any portions thereof used, applied or retained by Lessor in accordance with the provisions of this Article 16), shall be returned to Lessee within thirty (30) days after the expiration or sooner termination of this Lease and after delivery of the entire Premises to Lessor in accordance with the provisions of this Lease. Lessee covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and Lessor shall not be bound by any such assignment, encumbrance or attempt thereof.

         In the event of the insolvency of Lessee, or in the event of the entry of a judgement in any court against Lessee which is not discharged within ninety (90) days after entry, or in the event a petition is filed by or against Lessee under any chapter of the bankruptcy laws of the State of New Jersey or the United States of America, then in such event, Lessor may require Lessee to deposit additional security in an amount which in Lessor's sole judgement would be sufficient to adequately assure Lessee's performance of all of its obligations under this Lease including all payments subsequently accruing. Failure of Lessee to deposit the security required by this Article 16 within ten
         (10) days after Lessor's written demand shall constitute a material breach of this Lease by Lessee.

17.      RIGHT TO CURE LESSEE'S BREACH:

         If Lessee breaches any covenant or condition of this Lease, Lessor may, after the expiration of applicable notice and cure periods (except that no notice need be given in case of emergency), cure such breach at the expense of Lessee and the actual out-of-pocket reasonable amount of all expenses, including reasonable attorney's fees, incurred by Lessor in so doing (whether paid by Lessor or not) shall be deemed Additional Rent payable within thirty (30) days after written demand from Lessor, together with supporting documentation.

18.      CONSTRUCTION LIENS:

         Lessee shall, within thirty (30) days after notice from Lessor, discharge or satisfy by payment, bonding or otherwise, any construction liens for materials or labor claimed to have been furnished to the Premises on Lessee's behalf (excluding The Work (as hereinafter defined)).

19.      RIGHT TO INSPECT AND REPAIR:

         Lessor may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Lessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement or additions in, to, on and about the Premises or the Building, as Lessor deems reasonably necessary or desirable. Except in case of emergency, Lessor shall be accompanied by a representative of Lessee when entering the Premises, provided that Lessee shall make such representative available to Lessor, upon reasonable notice (which notice may be oral) to Lessee. Except in the case of an emergency, upon Lessee's request and prior to Lessor's entry into the Premises, Lessor shall execute a confidentiality agreement in the form attached hereto and made a part hereof as Exhibit J. Lessor shall endeavor to cause its agents or contractors to execute such confidentiality agreement prior to entry into the Premises; provided, however, Lessor shall have no liability for its failure to obtain same and such agents and contractors shall nevertheless have access to the Premises, subject to the provisions hereof. Provided that Lessor uses diligence, temporarily partitions any work area, repairs any damage to the Premises and makes reasonable efforts to minimize interference with Lessee's quiet enjoyment of the Premises in the first instance, and provided any additions or replacements are permanently boxed in and do no reduce the square footage of the Premises except to a de minimis extent, Lessee shall have no claims or cause of action against Lessor by reason thereof. In no event shall Lessee have any claim against Lessor for interruption of Lessee's business, however occurring, including, but not limited to, that arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof.

20.      SERVICES TO BE PROVIDED BY LESSOR/LESSOR'S EXCULPATION:

         Subject to intervening laws, ordinances, regulations and executive orders, Lessor agrees to furnish, except on holidays, as set forth on Exhibit E attached hereto and made a part hereof:

         a. The cleaning services, as set forth on Exhibit D attached hereto and made a part hereof, and subject to the conditions therein stated. Except as set forth on Exhibit D, Lessee shall pay the cost of all other cleaning services required by Lessee.

         b. Heating, ventilating and air conditioning ("HVAC") as appropriate for the season, and as set forth on Exhibit C-1 attached hereto and made a part hereof, together with Common Facilities' lighting and electric energy all during Building Hours (as defined in the Preamble).

         c. Cold and hot water for drinking, cleaning, lavatory and pantry purposes.

         d. Elevator service during Building Hours; provided, however, that Lessor shall provide at least one (1) elevator twenty-four (24) hours per day, seven (7) days per week, except in the case of an emergency.

         e. Restroom supplies and exterior window cleaning when reasonably required.

         f. Notwithstanding the requirements of Exhibit C-1 (as to HVAC) or Exhibit D or any other provision of this Lease, Lessor shall not be liable for failure to furnish any of the aforesaid services when such failure is due to Force Majeure, as hereinafter defined. Lessor shall not be liable, under any circumstances, including, but not limited to, that arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof, for loss of or injury to Lessee or to property, however occurring, through or in connection with or incidental to the furnishings of, or failure to furnish, any of the aforesaid services or for any interruption to Lessee's business, however occurring.

         g. Lessor shall provide twenty-four (24) hours per day, seven (7) days per week access to the Premises, except in the case of an emergency.

         h. Lessor shall clean the interior and exterior of the windows of the Premises at least once per year.

21.      INTERRUPTION OF SERVICES OR USE:

         Interruption or curtailment of any service maintained in the Building or at the Office Building Area, if caused by Force Majeure, as hereinafter defined, shall not entitle Lessee to any claim against Lessor or to any abatement in rent, and shall not constitute a constructive or partial eviction, unless Lessor fails to take measures as may be reasonable under the circumstances to restore the service without undue delay. If the Premises are rendered untenantable in whole or in part, for a period of seven (7) consecutive business days, by the making of repairs, replacements or additions, other than those made with Lessee's consent or caused by misuse or neglect by Lessee, or Lessee's agents, servants, visitors or licensees, there shall be a proportionate abatement of rent from and after said seventh (7th) consecutive business day and continuing for the period of such untenantability. In no event, shall Lessee be entitled to claim a constructive eviction from the Premises unless Lessee shall first have notified Lessor in writing of the condition or conditions giving rise thereto, and, unless Lessor shall have failed, within a reasonable time after receipt of such notice, to remedy, or commence and proceed with due diligence to remedy such condition or conditions, all subject to Force Majeure as hereinafter defined.

22.      BUILDING STANDARD OFFICE ELECTRICAL SERVICE:

         The cost of electric current which is supplied by Lessor for use by Lessee in the Premises, other than for heating or air conditioning purposes, shall be reimbursed to Lessor at terms, classification and rates normally charged by the public utility corporation(s) serving that part of the municipality where the subject Premises are located.

         a. From and after the Rent Commencement Date, Lessee agrees to pay as Additional Rent, an estimated electrical charge of ten cents ($.10) per square foot per month, payable on the first
                  (1st) day of each and every month, until such time as an electrical survey can be performed pursuant to Section 22(b) hereof.

         b. Lessee agrees that an independent electrical engineering consultant shall make a survey of electric power demand of the electric lighting fixtures and the electric equipment of Lessee used in the Premises to determine the average monthly electric consumption thereof, and the actual out-of-pocket reasonable costs of said survey shall be borne by Lessee. Lessee's reimbursement for the cost of the survey shall not exceed $500.00. The findings of said consultant as to the average monthly electric consumption of Lessee shall, unless objected to by Lessee within forty-five (45) days, be conclusive and binding on Lessor and Lessee. After Lessor's consultant has submitted its report, Lessee shall pay to Lessor, within thirty (30) days after demand therefor by Lessor, the amount (based on the monthly consumption found by such consultant) as owing from the Rent Commencement Date, and the then expired months, to include the then current month and thereafter adjusted for the estimated electrical charges already paid pursuant to Section 22(a) hereof, on the first
                  (1st) day of every month, in advance, the amount set forth as the monthly consumption in said report. Said amounts shall be treated as Additional Rent due hereunder. Proportionate sums shall be payable for periods of less than a full month if the Rent Commencement Date is on any day other than the first
                  (1st) day of the month. If Lessee objects to said findings, Lessee shall nevertheless pay and continue to pay the amount determined by Lessor's consultant until the issue is finally resolved, but Lessee may, at its expense, seek the services of an independent electrical consultant who shall make a survey as provided above. If Lessor's and Lessee's consultant cannot agree as to Lessee's consumption within thirty (30) days of Lessee's consultant's findings either Lessor or Lessee may request the American Arbitration Association (or successor thereto) in Morris County, New Jersey to appoint an electrical engineering consultant whose decision shall be final and binding on Lessor and Lessee, and whose cost shall be shared equally. Upon the issue being finally resolved, any overpayment made by Lessee shall be promptly refunded by Lessor (such obligation to survive the expiration of earlier termination of this Lease).

         c. In the event that there shall be an increase or decrease in the rate schedule (including surcharges or demand adjustments), of the public utility for the supply of Building Standard Office Electrical Service, or the imposition of any tax with respect to such service or increase in any such tax following the Rent Commencement Date, the Additional Rent payable hereunder shall be adjusted equitably to reflect the increase or decrease in rate or imposition or increase in the aforesaid tax. All computations shall be made on the basis of Lessee's surveyed usage as if a meter exclusively measuring such usage to the Premises was in place.

         d. Lessee covenants that it shall notify Lessor promptly upon the introduction of any office equipment or lighting materially different from that on the Premises as of Lessor's electrical survey or in addition to the aforesaid equipment or lighting on the Premises as of said survey. The introduction of any new or different equipment or lighting shall be cause for, at Lessor's election, a resurveying of the Premises at Lessee's expense. Lessor reserves the right to inspect the Premises to insure compliance with this provision. Upon reasonable prior notice to Lessee, Lessor shall use reasonable efforts to minimize interference with Lessee's use of the Premises when performing electrical surveys.

         e. Lessor shall not be liable in any way to Lessee for any loss, damage or expense which Lessee may sustain or incur as a result of any failure, defect or change in the quantity or character of electrical energy available for redistribution to the Premises pursuant to this Article 22 nor for any interruption in the supply, and Lessee agrees that such supply may be interrupted for inspection, repairs and replacement and in emergencies. In any event, the full measure of Lessor's liability for any interruption in the supply due to Lessor's acts or omissions shall be an abatement of Fixed Basic Rent and Additional Rent, unless Lessor fails to take such measures as may be reasonable under the circumstances to restore such service without undue delay. In no event shall Lessor be liable for any business interruption suffered by Lessee.

         f. Lessor, at Lessee's expense, shall furnish and install all replacement lighting tubes, lamps, ballasts and bulbs required in the Premises. Lessee, however, shall have the right to furnish and/or install any or all of the items mentioned in this Section 22(f).

         g. Lessee's use of electrical service as contemplated herein shall be during Building Hours, and any use in excess of said Building Hours shall result in an adjustment as set forth in
                  Section 22(a) hereof to reflect such additional consumption.

23.      ADDITIONAL RENT:

         It is expressly agreed that Lessee will pay in addition to the Fixed Basic Rent provided in Article 3 hereof, an Additional Rent to cover Lessee's Percentage as defined in the Preamble, of the increased cost to Lessor, for each of the categories enumerated herein, over the "Base Period Costs", as defined in the Preamble for said categories.

         a. OPERATING COST ESCALATION -- If the Operating Costs incurred for the Building in which the Premises are located and Office Building Area for any Lease Year or Partial Lease Year during the Term shall be greater than the Base Operating Costs (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor, as Additional Rent, Lessee's Percentage of all such excess Operating Costs. Operating Costs shall include, by way of illustration and not of limitation: personal property taxes; management fees in an amount not to exceed the management fees incurred by comparable owners of comparable buildings in Morris County, New Jersey; labor, including all wages and salaries for employees of Lessor at the grade of Property Manager and below; social security taxes, and other taxes which may be levied against Lessor upon such wages and salaries; supplies; repairs and maintenance; maintenance and service contracts; painting; wall and window washing; laundry and towel service; tools and equipment (which are not required to be capitalized for federal income tax purposes); fire and other insurance excess of customary insurance costs for comparable buildings by comparable owners in Morris County, New Jersey; trash removal; lawn care; snow removal and all other items properly constituting direct operating costs according to standard accounting practices (collectively, "Operating Costs"), but not including: depreciation of Building or equipment; interest; income or excess profits taxes; costs of maintaining the Lessor's corporate existence; franchise taxes; ; any expenditures required to be capitalized for federal income tax purposes, unless said expenditures are for the purpose of reducing Operating Costs within the Building and Office Building Area, or those which under generally applied real estate practice are expensed or regarded as deferred expenses or are required under any governmental or quasi-governmental law, statute, ordinance, rule, order, requirements or regulation hereafter adopted, in which event the costs thereof shall be included to the extent hereinafter provided. The Base Operating Costs shall as be as defined in the Preamble.

                  Operating Costs shall not include: income, excess profits or real estate taxes; any amounts paid to an affiliate, subsidiary or parent company by Lessor to the extent that such amounts exceed amounts that would be payable to an unrelated person for similar services or materials; depreciation of the Building and/or equipment; costs attributable to another property of Lessor; ground rents; principal or interest payments on or costs of refinancing any present or future mortgage; costs incurred with any sale or other transfer of Lessor's interest; costs of maintaining Lessor's corporate existence and franchise taxes; brokerage commissions and fees; attorney's fees and disbursements; advertising and promotion costs; rent concessions; work allowances and letters and other similar costs incurred in leasing, renovating, redecorating, repairing, altering, painting or otherwise improving rentable space in the Building for occupancy by other lessees or in procuring lessees for or relocating lessees to such space; costs of furnishing overtime or extra services or providing other benefits to other lessees which are not available to Lessee or which Lessor is entitled to be reimbursed by other lessees; costs of enforcing and damages payable due to violations by Lessor of leases to other lessees; rent losses and reserves for rent losses; losses or liabilities resulting directly from gross negligence or willful misconduct by Lessor or its agents, contractors, employees or other lessees; fines, penalties, interest and other costs resulting directly from violations by Lessor or its agents, contractors, employees or other lessees; and repairs or rebuilding necessitated by eminent domain or condemnation, or for which Lessor is reimbursed by insurance or other lessees.

                  If any repair, replacement or improvement within the definition of Operating Costs is capitalized under generally accepted accounting principles, then (A) the cost of any such repair, replacement or improvement shall only be included in Operating Costs if such repair, replacement or improvement (i) is necessary to comply with any governmental or quasi-governmental law, statute, ordinance, rule, order, requirements or regulation, which is enacted or promulgated after the date hereof, (ii) is reasonably intended to reduce Operating Costs, or (iii) constitutes a replacement which in Lessor's reasonable judgment is economically prudent to make in lieu of repairs, (B) the cost thereof shall be amortized on a straight-line basis over the useful life of such repair and
                  (C) there shall be included in Operating Costs in each Lease Year such portion of the amortization period which occurs during the Term; provided, however, that all amounts thereof included in Operating Costs in any Lease Year subsequent to the year paid shall have added thereto interest (at the rate equal to two (2) percentage points in excess of the prime rate as established by Chase Manhattan Bank, or its successor) from the date Lessor incurred such cost.

         b. FUEL, UTILITIES AND ELECTRIC COST ESCALATION (hereinafter referred to as "Utility and Energy Costs") -- If the Utility and Energy Costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, gas, electric, other utilities and heating, ventilating and air conditioning for the Building, to include all leased and leasable areas (not separately billed or metered within the Building) and Common Facilities electric, lighting, water, sewer and other utilities for the Building and Office Building Area, for any Lease Year or Partial Lease Year, during the Term, shall be greater than the Utility and Energy Costs Expense Stop (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage of all such excess Utility and Energy Costs. As used in this Article 23, the Utility and Energy CostsExpense Stop shall be as defined in the Preamble.

         c. TAX ESCALATION -- If the Real Estate Taxes for the Building and Office Building Area at which the Premises are located for any Lease Year or Partial Lease Year, during the Term, shall be greater than the Base Real Estate Taxes (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage as hereinafter defined, of all such excess Real Estate Taxes.

                  As used in this Section 23(c), the words and terms which follow mean and include the following:

                  i. "Base Real Estate Taxes" shall be as defined in the Preamble.

                  ii. "Real Estate Taxes" shall mean the property taxes and assessments imposed upon the Building and Office Building Area, including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments, or charges levied, imposed or assessed against the Building and Office Building Area by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. Real Estate Taxes shall be determined as if the Building were the sole asset of Lessor, and assessments payable in installments shall be included in Real Estate Taxes for a Lease Year only to the extent of the installments payable during that Lease Year. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any rent, franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof. Real Estate Taxes shall not include inheritance, estate, gift, succession, excise, unincorporated business, capital stock, transfer, gains or profit taxes (except as set forth above). Late charges, interest (except interest payable with respect to Real Estate Taxes payable in installments) or penalties shall not be included in Real Estate Taxes.

                  Lessor represents that there are currently no special assessments or abatements or exemptions affecting the Building or Office Building Area.

         d. INSURANCE COST ESCALATION - If the Insurance Costs for the Building and Office Building Area for any Lease Year or partial Lease Year during the Term shall be greater than the Insurance Cost Expense Stop (adjusted proportionately for periods less than a Lease Year), Lessee shall pay to Lessor as Additional Rent for each Lease Year or partial Lease Year commencing from and after the Commencement Date, Lessee's Percentage of such excess Insurance Costs.

                  As used in this Section 23(d), the words and terms which follow mean and include the following:

                  i. "Insurance Cost Expense Stop" shall be as defined in the Preamble.

                  ii. "Insurance Costs" shall mean all fire and other insurance costs incurred by Lessor in connection with its operation and maintenance of the Building and Office Building Area, for any Lease Year or Partial Lease Year, during the Term.

         e. LEASE YEAR -- As used in this Article 23, Lease Year shall mean a calendar year. Any portion of the Term which is less than a Lease Year as hereinbefore defined, that is, from the Commencement Date through the following December 31, and from the last January 1, falling within the Term to the end of the Term, shall be deemed a "Partial Lease Year". Any reference in this Lease to a Lease Year shall, unless the context clearly indicates otherwise, be deemed to be a reference to a Partial Lease Year if the period in question involves a Partial Lease Year.

         f. PAYMENT -- At any time, and from time to time, after the establishment of the Base Period Costs for each of the categories referred to above, Lessor shall advise Lessee in writing of Lessee's Percentage share with respect to each of the categories as estimated for the next twelve (12) month period (or proportionate part thereof if the last period prior to the Lease's expiration is less than twelve (12) months) as then known to Lessor, and thereafter, Lessee shall pay as Additional Rent, Lessee's Percentage share of these costs for the then current period affected by such advice (as the same may be periodically revised by Lessor (but no more often than four (4) times per year) as additional costs are incurred) in equal monthly installments, such new rates being applied to any months, for which the Fixed Basic Rent shall have already been paid which are affected by the Operating Cost Escalation and/or Utility and Energy Cost Escalation and/or Tax Escalation Costs, as well as the unexpired months of the current period, the adjustment for the then expired months to be made at the payment of the next succeeding monthly rental, all subject to final adjustment at the expiration of each Lease Year as defined in Section 23(d) (or Partial Lease Year if the last period prior to the Lease's termination is less than twelve (12) months). However, Lessor shall be reimbursed by Lessee monthly during the first year of the Term for additional Utility and Energy Cost Escalations resulting from an increase in the monthly rate over the Base Utility Rate. For the purposes of this Lease, the Base Utility Rate shall mean the utility rates currently charged by the public utility serving that part of the municipality where the Building is located and applicable utility providers.

                  In the event the last period prior to the Lease's termination is less than twelve (12) months, the Base Period Costs during said period shall be proportionately reduced to correspond to the duration of said final period.

         g. BOOKS AND REPORTS -- For the protection of Lessee, Lessor shall maintain books of account which shall be open to Lessee and its representatives at all reasonable times so that Lessee can determine that such Operating, Utility and Energy and Real Estate Tax Costs have, in fact, been paid or incurred. Lessee's representatives shall mean only (i) Lessee's employees or (ii) a Certified Public Accounting firm, and neither Lessee's employees nor any Certified Public Accounting firm shall be permitted to (1) perform such inspection and/or audit on a contingency basis, or (2) perform such an inspection and/or audit for any other lessee in the Building. At Lessor's request, Lessee shall execute a confidentiality agreement reasonably acceptable to Lessor prior to any examination of Lessor's books and records. In the event Lessee disputes any one or more of said charges, Lessee shall attempt to resolve such dispute with Lessor, provided that if such dispute shall not be satisfactorily settled between Lessor and Lessee, the dispute shall be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, The American Arbitration Association (or successor thereto) may be asked by either party to select an arbitrator, whose decision of the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute, Lessee shall pay to Lessor the sum so billed by Lessor under protest and without prejudice subject to its ultimate resolution as aforesaid. If, based upon Lessee's inspection, it is determined (either by agreement of the parties or by a final unappealable arbitration award) that based upon Lessor's books and records for Operating Costs for any Lease Year, the sums paid by Lessee hereunder in such Lease Year exceeded Lessee's actual Operating Costs for such Lease Year by more than six percent (6%), then Lessor will reimburse Tenant for the reasonable costs it incurred to outside, independent auditors to conduct such inspection. Such reimbursement shall be made within thirty (30) days after demand based upon reasonable substantiation by Lessee of such costs. If Lessee is entitled to a refund on account of any overpayment, then, at Lessor's option, the overpayment shall be either refunded directly to Lessee or applied against future payment(s) of Additional Rent. Lessor's obligation to reimburse Lessee hereunder shall survive the expiration or earlier termination of this Lease for a period of six (6) months.

         h. RIGHT OF REVIEW -- Once Lessor shall have finally determined said Operating, Utility and Energy or Real Estate Tax Costs at the expiration of a Lease Year, then as to the item so established, Lessee shall only be entitled to dispute said charge as finally established for a period of nine (9) months after such charge is finally established, and Lessee specifically waives any right to dispute any such charge at the expiration of said nine (9) month period.

         i. OCCUPANCY ADJUSTMENT -- If, with respect to Operating Cost Escalation, as established in Section 23(a) hereof, and Utility and Energy Cost Escalation, as established in Section 23(b) hereof, the Building is less than ninety-five percent (95%) occupied during the establishment of the respective Base Periods, then the Base Costs incurred with respect to said Operating Cost or Utility and Energy Cost shall be adjusted during any such period within the Base Period so as to reflect ninety-five percent (95%) occupancy. Similarly, if during any Lease Year or Partial Lease Year, subsequent to the Base Period the Building is less than ninety-five percent (95%) occupied, then the actual costs incurred for Operating Cost and Utility and Energy Cost shall be increased during any such period to reflect ninety-five percent (95%) occupancy so that at all times after the Base Period the Operating Cost or Utility and Energy Cost shall be actual costs, but in the event less than ninety-five percent (95%) of the Building is occupied during all or part of the Lease Year involved, the Operating Cost or Utility and Energy Cost shall not be less than that which would have been incurred had ninety-five percent (95%) of the Building been occupied. The aforesaid adjustment shall only be made with respect to those items that are in fact affected by variations in occupancy levels.

24.      LESSEE'S ESTOPPEL:

         Lessee shall, from time to time, on not less that ten (10) business days prior written request by Lessor, execute, acknowledge and deliver to Lessor a written statement certifying that this Lease is unmodified and in full force and effect, or that this Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and charges have been paid; and, to the best of Lessee's knowledge, whether or not Lessor is in default hereunder, and if so, specifying the nature of the default. It is intended that any such statement delivered pursuant to this Article 24 may be relied on by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest. Lessee shall also execute and deliver the form "Lessee Estoppel Certificate" attached hereto and made a part hereof as Exhibit F. Upon Lessee's request, Lessor shall deliver an estoppel certificate to Lessee certifying the foregoing, mutatis mutandis.

25.      HOLDOVER TENANCY:

         If Lessee holds possession of the Premises after the Expiration Date of this Lease, Lessee shall: (i) become a lessee from month - to-month under the provisions herein provided, but at one hundred and fifty percent (150%) of the monthly Fixed Basic Rental, which was payable for the last month of the Term, plus the Additional Rent, for the first two
         (2) months of Lessee's holding over and two hundred percent (200%) of the monthly Fixed Basic Rent, which was payable for the last month of the Term, plus the Additional Rent, thereafter, which shall continue as provided in this Lease and which sum shall be payable in advance on the first (1st) day of each month, and without the requirement for demand or notice by Lessor to Lessee demanding delivery of possession of said Premises, and such tenancy shall continue until terminated by Lessor, or until Lessee shall have given to Lessor, at least thirty (30) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month; and (ii) indemnify Lessor against loss or liability resulting from the delay by Lessee in so surrendering the Premises, including, without limitation, any claims made by any succeeding occupant founded on such delay, provided Lessor notifies Lessee thereof. Lessee's obligations under this Section shall survive the expiration or sooner termination of the Lease. The time limitations described in this Article 25 shall not be subject to extension for Force Majeure.

26.      RIGHT TO SHOW PREMISES:

         Lessor may show the Premises to prospective purchasers and mortgagees, and during the nine (9) months prior to termination of this Lease, to prospective lessees, during Building Hours on reasonable notice to Lessee. In connection with the foregoing, Lessor shall endeavor to minimize interference with Lessee's use of the Premises.

         Except in case of emergency, Lessor shall be accompanied by a representative of Lessee when entering the Premises, provided that Lessee shall make such representative available to Lessor, upon reasonable notice (which notice may be oral) to Lessee. Except in the case of an emergency, upon Lessee's request and prior to Lessor's entry into the Premises, Lessor shall execute a confidentiality agreement in the form attached hereto and made a part hereof as Exhibit J. Lessor shall endeavor to cause its agents or contractors to execute such confidentiality agreement prior to entry into the Premises; provided, however, Lessor shall have no liability for its failure to obtain same and such agents and contractors shall nevertheless have access to the Premises, subject to the provisions hereof.

27.      LESSOR'S WORK - LESSEE'S DRAWINGS:

         a. Lessor agrees that, prior to the commencement of the Term of this Lease, it will do all of the work in the Premises in accordance with Exhibit C attached hereto and made a part hereof.

         b. Lessee will timely supply such drawings and information to Lessor as set forth in Exhibit C. Any delay occasioned by Lessee's failure to timely supply such drawings and information shall not delay the Commencement Date of the Term and Lessee's obligations hereunder, and the same shall commence on the date the Premises would have been delivered to Lessee pursuant to
                  Article 2 hereof, but for Lessee's delay.

         c. Lease commencement shall occur and the Commencement Date is defined as that date when Lessor has done substantially all of the work to be done by Lessor in accordance with Exhibit C, unless Lessor has been precluded from completing said work as a result of Lessee's acts or omissions including, but not limited to, its failure to comply with Section 27(b) hereof. Occupancy by Lessee or the delivery of a Certificate of Occupancy by Lessor (if required pursuant to local law) shall be prima facie evidence that Lessor has done substantially all of the work.

28.      WAIVER OF TRIAL BY JURY:

         To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Premises.

29.      LATE CHARGE:

         Anything in this Lease to the contrary notwithstanding, at Lessor's option, Lessee shall pay a "Late Charge" of eight percent (8%) of any installment of Fixed Basic Rent or Additional Rent paid more than five
         (5) business days after the due date thereof, to cover the extra expense involved in handling delinquent payments, said Late Charge to be considered Additional Rent. The amount of the Late Charge to be paid by Lessee shall be reassessed and added to Lessee's obligations for each successive monthly period until paid. Notwithstanding anything in this Section to the contrary, Lessor shall waive a Late Charge one time during each Lease Year; provided, however, the installment of Fixed Basic Rent or Additional Rent so due is paid by the fifteenth (15th) day of the month. Payment received subsequent to the fifteenth (15th) of the month during these grace periods shall require a Late Charge to be reassessed and added to Lessee's obligations hereunder.

30.      LESSEE'S INSURANCE:

         a.       i        Lessee covenants to provide at Lessee's cost and
                  expense on or before the earlier of: (i) the Commencement Date; or (ii) Lessee's taking actual possession for the purpose of completing any improvement work, and to keep in full force and effect during the entire Term and so long thereafter as Lessee, or anyone claiming by, through or under Lessee, shall occupy the Premises, insurance coverage as follows:

                  ii. Commercial General Liability insurance with contractual liability endorsements with respect to the Premises and the business of Lessee in which Lessee shall be adequately covered under limits of liability of not less than THREE MILLION AND 00/100 DOLLARS ($3,000,000.00) combined single limit per occurrence for bodily or personal injury (including death) and property damage. Such insurance may be carried: (x) under a blanket policy covering the Premises and other locations of Lessee, if any, provided that each such policy shall in all respects comply with this Article and shall specify that the portion of the total coverage of such policy that is allocated to the Premises is in the amounts required pursuant to this Article 30; and (y) under a primary liability policy of not less than ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) and the balance under an umbrella policy. Notwithstanding anything to the contrary contained in this Lease, the carrying of insurance by Lessee in compliance with this Article 30 shall not modify, reduce, limit or impair Lessee's obligations and liability under Article 33 hereof.

                  iii. Fire and Extended Coverage, Vandalism, Malicious Mischief, Sprinkler Leakage and Special Extended Coverage Insurance in an amount adequate to cover the cost of replacement of all personal property, decorations, trade fixtures, furnishings, equipment in the Premises and all contents therein. Lessor shall not be liable for any damage to such property of Lessee by fire or other peril includable in the coverage afforded by the standard form of fire insurance policy with extended coverage endorsement attached (whether or not such coverage is in effect), no matter how caused, it being understood that the Lessee will look solely to its insurer for reimbursement. Lessee, at its option, may self-insure for the coverages set forth in this subparagraph
                           (ii).

                  iiii. Worker's Compensation Insurance in the minimum statutory amount covering all persons employed by Lessee.

                  iv. Said limits shall be subject to periodic review and Lessor reserves the right to increase said coverage limits if, in the reasonable opinion of Lessor, said coverage becomes inadequate and is less than that commonly maintained by lessees in similar buildings in the area by lessees making similar uses. On or before the Commencement Date, and thereafter at Lessor's request, Lessee shall provide Lessor evidence of the insurance coverage required herein in the form of an insurance binder (countersigned by the insurer), or evidence of insurance (in form ACORD 25-S with respect to liability insurance) for each of the insurance policies Lessee is required to carry in compliance with its obligations under this Lease.

         b. All of the aforesaid insurance shall: (i) name Lessor as an additional insured; (ii) be written by one or more responsible insurance companies licensed in the State of New Jersey reasonably satisfactory to Lessor and in form reasonably satisfactory to Lessor; (iii) contain endorsements substantially as follows: "It is understood and agreed that the insurer will give to Lessor, or any successor lessor, c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey, twenty (20) days prior written notice of any material change in or cancellation of this policy."; (iv) shall be written on an "occurrence" basis and not on a "claims made" basis.

         c. Lessee shall be solely responsible for payment of premium and Lessor (or its designee) shall not be required to pay any premium for such insurance. Lessee shall deliver to Lessor at least fifteen (15) days prior to the expiration of such policy, a certificate; it being the intention of the parties hereto that the insurance required under the terms hereof shall be continuous during the entire Term of this Lease and any other period of time during which pursuant to the Term hereof, said insurance is required. Any insurance carried by Lessee shall be in excess of and will not contribute with the insurance carried by Lessor for injuries or damage arising out of the Premises.

         d. Lessee agrees, at its own cost and expense, to comply with all rules and regulations of the National Fire Protection Association (NFPA) National Fire Code. If, at any time or from time to time, as a result of or in connection with any failure by Lessee to comply with the foregoing sentence or any act or omission or commission by Lessee, its employees, agents, contractors or licensees, or a result of or in connection with the use to which the Premises are put (notwithstanding that such use may be for the purposes hereinbefore permitted or that such use may have been consented to by Lessor), the fire insurance rate(s) applicable to the Premises shall be higher than that which would be applicable for a business office legally permitted therein, Lessee agrees that it will pay to Lessor as Additional Rent, such portion of the premiums for all Lessor's fire insurance policies in force with respect to the Building and the contents of any occupant thereof as shall be attributable to such higher rate(s).

         e. Lessor makes no representation that the limits of liability specified to be carried by Lessee or Lessor under the terms of this Lease are adequate to protect Lessee against Lessee's undertaking under this Article 30, and in the event Lessee believes that any such insurance coverage called for under this Lease is insufficient, Lessee shall provide, at is own expense, such additional insurance as Lessee deems adequate.

         f. In the event the Premises or its contents are damaged or destroyed by fire or other insured casualty: (i) Lessor, to the extent of the coverage of Lessor's policies of fire insurance, hereby waives its rights, if any, against Lessee with respect to such damage or destruction, even if said fire or other casualty shall have been caused, in whole or in part, by the negligence of Lessee; and (ii) Lessee, to the extent of the coverage of Lessee's policies of fire insurance with extended coverage, hereby waives its rights, if any, against Lessor with respect to such damage, or destruction, even if said fire or other casualty shall have been caused, in whole or in part, by the negligence of Lessor; provided, however, such waivers of subrogation shall only be effective with respect to loss or damage occurring during such time as Lessor's or Lessee's policies of fire insurance (as the case may be) shall contain a clause or endorsement providing in substance that the aforesaid waiver of subrogation shall not prejudice the type and amount of coverage under such policies or the right of Lessor or Lessee (as the case may be) to recover thereunder. If, at any time, Lessor's or Lessee's insurance carrier refuses to write insurance which contains a consent to the foregoing waiver of subrogation, Lessor or Lessee, as the case may be, shall notify the party thereof in writing, and upon the giving of such notice, the provisions of this Section shall be null and void as to any casualty which occurs after such notice. If Lessor's or Lessee's insurance carrier shall make a charge for the incorporation of the aforesaid waiver of subrogation in its policies, then the party requesting the waiver shall promptly pay such charge to the other party upon demand. In the event the party requesting their waiver fails to pay such charge upon demand, the other party shall be released of its obligation to supply such waiver.

         g. Should Lessee fail to maintain the insurance coverage as set forth in this Article 30, then Lessee shall be in default hereunder and shall be deemed to have breached its covenants as set forth herein.

31.      NO OTHER REPRESENTATIONS:

         No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

32.      QUIET ENJOYMENT:

         Lessor covenants that if, and so long as, Lessee pays Fixed Basic Rent and any Additional Rent as herein provided, and performs Lessee's covenants hereof, Lessor shall do nothing to affect Lessee's right to peaceably and quietly have, hold and enjoy the Premises for the Term herein mentioned, subject to the provisions of this Lease.

33.      INDEMNITY:

         Lessee shall defend, indemnify and save harmless Lessor and its agents against and from: (a) any and all claims (i) arising from (x) the conduct or management by Lessee, its sublessees, licensees, its or their employees, agents, contractors or invitees on the Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Lessor for Lessor's or Lessee's account) in or about the Premises by Lessee during the Term of this Lease, or during the period of time, if any, prior to the Commencement Date that Lessee may have been given access to the Premises, or (z) any default by Lessee under the terms, covenants and conditions of this Lease, or (ii) arising from any negligent or otherwise wrongful act or omission of Lessee or any of its sublessees or licensees or its or their employees, agents, contractors or invitees; and (b) all costs, expenses and liabilities, including reasonable attorney's fees and disbursements incurred in or in connection with each such claim, action or proceeding brought thereon. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall resist and defend such action or proceeding.

         Lessor shall indemnify, defend and save harmless Lessee and Lessee's shareholders, officers, directors, employees, agents and contractors (collectively, "Lessee Indemnitees") from and against: (a) any and all claims of whatever nature against Lessee and/or Lessee Indemnitees arising from (i) any accident, injury or damage occurring within the Office Building Area or the Building but outside of the Premises where such accident, injury or damage results from the negligent or otherwise wrongful act or omission of Lessor, its agents, employees or contractors, or (ii) any default by Lessor in the performance of Lessor's obligations under this Lease; and (b) all costs, expenses and liabilities, including reasonable attorney's fees and disbursements incurred in or in connection with each such claim, action, or proceeding brought thereon. In case any action or proceeding be brought against Lessee by reason of such claim, Lessor, upon notice from Lessee, shall request or defend such action or proceeding.

34.      ARTICLE HEADINGS:

         The article headings in this Lease and position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

35.      APPLICABILITY TO HEIRS AND ASSIGNS:

         The provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee, and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Lessor" as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building or of any lease thereof, or if a mortgagee shall take possession of the Premises, Lessor herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder.

36.      OUTSIDE PARKING SPACES:

         Lessee's occupancy of the Premises shall include the use of the number of outside parking spaces as set forth in the Preamble. Lessor shall not be responsible for any damage or theft of any vehicle in the parking area and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. Lessee shall, upon request, promptly furnish to Lessor the license numbers of the cars operated by Lessee and its sublessees, licensees, invitees, concessionaires, officers and employees. If any vehicle of Lessee, or of any sublessee, licensee, concessionaire, or of their respective officers, agents or employees, is parked in any part of the Common Facilities other than the employee parking area(s) designated therefor by Lessor, Lessee shall pay to Lessor such reasonable penalty as may be fixed by Lessor from time to time. All amounts due under the provisions of this Article 36 shall be deemed to be Additional Rent.

37.      LESSOR'S LIABILITY FOR LOSS OF PROPERTY:

         Lessor shall not be liable for any loss of property from any cause whatsoever, including, but not limited to, theft or burglary from the Premises, and any such loss arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof, and Lessee covenants and agrees to make no claim for any such loss at any time.

38.      PARTIAL INVALIDITY:

         If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

39.      LESSEE'S BROKER:

         Lessor and Lessee each represents and warrants to the other that Lessee's Broker (as defined in the Preamble), is the sole broker with whom each party has negotiated in bringing about this Lease (whose commission Lessor shall pay pursuant to a separate agreement), and Lessor and Lessee each agrees to indemnify and hold the other and Lessor's mortgagee(s) harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Lessor and Lessee. In no event shall Lessor's mortgagee(s) have any obligation to any broker involved in this transaction.

40.      PERSONAL LIABILITY:

          Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor, its constituent members (to include, but not be limited to, officers, directors, partners and trustees), their respective successors, assigns or any mortgagee in possession (for the purposes of this Article, collectively, "Lessor"), with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the "equity of Lessor in the Building and the Office Building Area" (as hereinafter defined), for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exceptions whatsoever.

         For purposes of the preceding sentence, "equity of Lessor in the Building and the Office Building Area" shall be deemed to include: (i) all rents, issues and profits received by Lessor (but only to the extent such rents, issues and profits are not used to pay Operating Costs of, or debt service (including principal and interest) on, the Building and the Office Building Area); (ii) "net proceeds of sale" (as hereinafter defined); and (iii) proceeds of fire and extended coverage insurance or condemnation awards received by Lessor (to the extent in excess of any restoration costs and net of all costs of obtaining such proceeds or awards), provided, in each case that Lessee (A) shall have delivered a notice to Lessor asserting a claim for a breach of Lessor's obligations under this Lease prior to the receipt by Lessor of such rent or other consideration, proceeds or awards, (B) shall have commenced an appropriate proceeding against Lessor asserting such breach within six (6) months after the date such notice was delivered to Lessor and (C) shall have obtained a final non-appealable judgment against Lessor, and Lessee shall have the right to look to such rent, consideration, proceeds or awards only as to the subject matter of such action. "Net proceeds of sale" means the proceeds received by the transferor Lessor from the sale of the Building after payment of all costs of sale and all indebtedness on the Building.

         Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessee, that there shall be absolutely no personal liability on the part of Lessee's constituent members (including, but not limited to, officers, directors, partners and trustees) and their respective successors and/or assigns.

41.      NO OPTION:

         The submission of this Lease for examination does not constitute a reservation of, or option for, the Premises, and this Lease becomes effective as a lease only upon execution and delivery thereof by Lessor and Lessee.

42.      DEFINITIONS:

         a.       AFFILIATE - as defined in Section 8(c) hereof.

         b. COMMON FACILITIES -- Common Facilities shall mean the non-assigned parking areas; lobby; elevator(s); fire stairs; public hallways; public lavatories; all other general Building facilities that service all Building lessees; air conditioning rooms; fan rooms; janitors' closets; electrical closets; telephone closets; elevator shafts and machine rooms; flues; stacks; pipe shafts and vertical ducts with their enclosing walls. Lessor may at any time close temporarily any Common Facilities to make repairs or changes therein or to effect construction, repairs or changes within the Building, or to discourage non-lessee parking, and may do such other acts in and to the Common Facilities as in its reasonable judgement may be desirable to improve the convenience thereof, but shall always in connection therewith, endeavor to minimize any inconvenience to Lessee and provide comparable access and visibility.

         c. FORCE MAJEURE -- Force Majeure shall mean and include those situations beyond Lessor's reasonable control, including by way of example and not by way of limitation: acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or, where applicable, the passage of time while waiting for an adjustment or insurance proceeds. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the payment of Fixed Basic Rent or Additional Rent, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure.

         d. LESSEE'S PERCENTAGE -- The parties agree that Lessee's Percentage, as defined in the Preamble, reflects and will be continually adjusted to reflect the ratio of the gross square feet of the area rented to Lessee (including an allocable share of all Common Facilities) [the numerator] as compared with the total number of gross square feet of the entire Building (or additional buildings that may be constructed within the Office Building Area) [the denominator] measured outside wall to outside wall, but excluding therefrom any storage areas. Lessor shall have the right to make changes or revisions in the Common Facilities of the Building so as to provide additional leasing area. Lessor shall also have the right to construct additional buildings in the Office Building Area for such purposes as Lessor may deem appropriate, and subdivide the lands for that purpose, if necessary, and upon so doing, the Office Building Area shall become the subdivided lot on which the Building in which the Premises is located. However, if any service provided for in Section 23(a) hereof or any utility provided for in Section 23(b) hereof is separately billed or separately metered within the Building, then the square footage so billed or metered shall be subtracted from the denominator and Lessee's proportionate share for such service and/or utility shall be separately computed, and the Base Costs for such item shall not include any charges attributable to said square footage.

43.      LEASE COMMENCEMENT:

         Notwithstanding anything contained herein to the contrary, if Lessor, for any reason whatsoever, including Lessor's negligence (but excluding Lessee's delay as provided for in Section 27(b) hereof), cannot deliver possession of the Premises, as provided for in Section 27(a) hereof, to Lessee on the Commencement Date as set forth in Article 2 hereof, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event, the Term shall be for the full term as specified above to commence from and after the date Lessor shall have delivered possession of the Premises to Lessee, as provided in Section 27(a) hereof, or from the date Lessor would have delivered possession of the Premises to Lessee but for Lessee's failure to timely supply to Lessor such drawings and/or information required by Exhibit C or for any other reason attributable to Lessee, and if requested by Lessor or Lessee, Lessor and Lessee shall, ratify and confirm said Commencement Date and Expiration Date by completing and signing Exhibit G attached hereto and made a part hereof.

         Notwithstanding anything contained herein to the contrary, if Lessor shall not have delivered possession of the Premises to Lessee on or before January 1, 2004 ("Penalty Date") and provided the reason therefor has not been as a result of Lessee's acts or omissions or Force Majeure, then, and in such event, Lessee's obligation to pay Fixed Basic Rent and Additional Rent shall commence on such number of days after the first (1st) month anniversary of the Commencement Date as shall be equal to the number of days between the Penalty Date and the Commencement Date. If Lessee fails to execute and deliver this Lease to Lessor on or before October 21, 2003, for reasons other than any act and/or omission of Lessor, then the

         Penalty Date set forth above shall be such number of days after January 1, 2004 as shall be equal to the number of days between October 21, 2003 and the date Lessee shall execute this Lease and deliver the same to Lessor.

44.      NOTICES:

         Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if: (i) delivered personally; or
         (ii) sent by registered mail or certified mail, return receipt requested, with postage prepaid; or (iii) sent by nationally recognized overnight delivery service, with a receipt provided therefor and charges prepaid, addressed: (a) if to Lessee, at the above described Building, Attention: Mr. Kenneth I. Moch, President and Chief Executive Officer, with a copy to Jan Alan Lewis, Esq., Cole, Schotz, Meisel, Forman & Leonard, P.A., Court Plaza North, 25 Main Street, P.O. Box 800, Hackensack, New Jersey 07602-0800; and (b) if to Lessor, at Lessor's address as set forth above, or, to either at such other address as Lessee or Lessor, respectively, may designate in writing. Notices shall be deemed to have been duly given, if delivered personally, on delivery thereof, if mailed, upon receipt or rejection of receipt, or if sent by overnight delivery service, the next business day.

45.      ACCORD AND SATISFACTION:

         No payment by Lessee or receipt by Lessor of a lesser amount than the rent and Additional Rent payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Fixed Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Fixed Basic Rent or Additional Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Fixed Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

46.      EFFECT OF WAIVERS:

         No failure by Lessor or Lessee to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by Lessor or Lessee to or of any breach of any covenant, condition or duty of Lessor or Lessee shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Lessor or Lessee, as the case may be.

47.      LEASE CONDITION:

         Intentionally Omitted.


48.      MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE:

         Lessee agrees to give any mortgagees and/or trust deed holders, by notice, a copy of any notice of default served upon Lessor, provided that, prior to such notice, Lessee has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagees and/or trust deed holders. Lessee further agrees that, if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be reasonably necessary, if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

49.      LESSOR'S RESERVED RIGHT:

         Lessor and Lessee acknowledge that the Premises are in a Building which is not open to the general public. Access to the Building is restricted to Lessor, Lessee, their agents, employees and contractors and to their invited visitors. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Lessee or any other lessee, Lessor reserves the right unilaterally to alter Lessee's ingress and egress to the Building or make any change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location, but to the extent permitted by law, Lessor shall always provide a reasonable means of access to and from the Premises and shall endeavor in connection therewith to minimize any inconvenience to Lessee.

50.      CORPORATE AUTHORITY:

         If Lessee is a corporation, Lessee represents and warrants that this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation.

         The undersigned officer, partner, manager or other representative of the entity executing this Lease on behalf of Lessor represents and warrants to Lessee that he or she is an officer, partner, manager or other representative of the entity with authority to execute this Lease on behalf of Lessor.

51.      AFTER-HOURS USE:

         Lessee shall be entitled to make use of Building Standard Electric Service and HVAC beyond the Building Hours, at Lessee's sole cost and expense, provided Lessee shall notify Lessor telephonically or in person or in writing, by 3:00 p.m. on the day that Lessee shall require said overtime use if said overtime use is required on any weekday, and by 3:00 p.m. on Friday for Saturday and/or Sunday overtime use. It is understood and agreed that Lessee shall pay the sum of SIXTY AND 00/100 DOLLARS ($60.00) per hour per zone for air-conditioning service and FORTY-FIVE AND 00/100 DOLLARS ($45.00) per hour per zone for heating services, plus such additional percentage increase of the aforesaid hourly sum computed by measuring the percentage increase between the rate in effect (including fuel surcharges or adjustments) during the month for which such overtime use is requested and the Base Rate. The Base Rate for purposes hereof shall be the average of the rates in effect (including surcharges and/or adjustments) during Calendar Year 2004. If Lessee and any other lessee(s) in the Building within the same heating or air conditioning zone request overtime heating or air conditioning service, the overtime charges set forth herein shall be reasonably apportioned.

         In no event shall Lessee pay less than the sum of SIXTY AND 00/100 DOLLARS ($60.00) per hour per zone for such overtime air-conditioning service or less than FORTY-FIVE AND 00/100 DOLLARS ($45.00) per hour per zone for such overtime heating service.

52.      LESSEE'S EXPANSION/RELOCATION:

         Lessor, in its sole discretion, shall have the right, one (1) time during the Term, to change the location of the Premises to other comparable space (i.e., visibility, access, dimensions and layout) (the "Substituted Leased Premises") within the Building (other than the first (1st) floor), subject to the terms and conditions set forth below.

         a. The Substituted Leased Premises shall contain a minimum floor area of not less than the number of square feet as are contained in the Premises; and the square footage of any Common Facilities attributable to the Substituted Leased Premises shall be not less than that of the Common Facilities attributable to the Premises.

         b. If the total square footage comprised by the Substituted Leased Premises and its attributable Common Facilities exceed the total of the Premises and its attributable Common Facilities, Lessee shall not be required to pay any increase in the Fixed Basic Rent and Lessee's Percentage shall not be increased.

         c. Lessor shall give Lessee not less than forty-five (45) days' prior notice of Lessor's decision to relocate Lessee, and Lessee agrees that no later than forty-five (45) days from the date of its receipt of such notice it shall relocate to the Substituted Leased Premises, provided that Lessor has substantially completed any work in the Substituted Leased Premises as required herein.

         d. Lessor shall bear and pay for the cost and expense of any such relocation; provided, however, that Lessee shall not be entitled to any compensation for damages for any interference with or interruption of its business during or resulting from such relocation. Lessor shall make reasonable efforts to minimize such interference.

         e. In connection with any such relocation, Lessor shall, at its own cost and expense, furnish and install in (or, if practicable, relocate to) the Substituted Leased Premises all walls, partitions, floors, floor coverings, ceilings, fixtures, wiring and plumbing, if any (as distinguished from trade fixtures, equipment, furniture, furnishings and other personal property belonging to Lessee), required for Lessee's proper use and occupancy thereof, all of which items shall be comparable in quality to those situated in the Premises.

         f. The payments of the monthly Fixed Basic Rent shall commence on the earlier of ten (10) days after Lessor has completed the physical relocation and installation of permanent improvements in the Substituted Leased Premises or the date that Lessee first opens for business in the Substituted Leased Premises.

         g. Lessor and Lessee shall promptly execute an amendment to this Lease reciting the relocation of the Premises and any changes as a result thereof.

53.      BUILDING PERMIT:

         This Lease is expressly conditioned upon Lessor obtaining a building permit from the appropriate government official for Lessee's Premises. Lessor hereby agrees to make application to said government official within five (5) days following the execution of the construction drawings for the Premises. As used herein, construction drawings shall mean the final plans and specifications required pursuant to Section 27(b) hereof.

54.      OPTION TO RENEW:

         (a) If this Lease shall then be in full force and effect and Lessee is not in monetary default or material nonmonetary default under this Lease, after the expiration of applicable notice and cure periods, Lessee shall have the option to extend the Term of this Lease for a period of three (3) years ("Renewal Term") commencing on the day immediately following the Expiration Date; provided, however, that Lessee shall give Lessor notice of its election to extend the Term no later than nine (9) months prior to the Expiration Date. TIME BEING OF THE ESSENCE in connection with the exercise of Lessee's option pursuant to this Article.

         (b) Such extension of the Term of this Lease shall be upon the same covenants and conditions, as herein set forth, except for the Fixed Basic Rent (which shall be determined in the manner set forth below) and except that the Base Period Costs shall be the calendar year during which the commencement of the Renewal Term occurs and Lessee shall have no further right to extend the Term of this Lease after the exercise of the single option described in paragraph (a) of this Section. If Lessee shall duly give notice of its election to extend the Term of this Lease, the Renewal Term shall be added to and become a part of the Term of this Lease (but shall not be considered a part of the initial Term), and any reference in this Lease to the "Term of this Lease", the "Term hereof", or any similar expression shall be deemed to include such Renewal Term, and, in addition, the term "Expiration Date" shall thereafter mean the last day of such Renewal Term. Lessor shall have no obligation to perform any alteration or preparatory or other work in and to the Premises and Lessee shall continue possession thereof in its "as is" condition.

         (c) If Lessee exercises its option for the Renewal Term, the Fixed Basic Rent during the Renewal Term shall be the fair market rent for the Premises, as hereinafter defined.

         (d) Lessor and Lessee shall use their reasonable efforts, within thirty (30) days after Lessor receives Lessee's notice of its election to extend the Term of this Lease for the Renewal Term ("Negotiation Period"), to agree upon the Fixed Basic Rent to be paid by Lessee during the Renewal Term. If Lessor and Lessee shall agree upon the Fixed Basic Rent for the Renewal Term, the parties shall promptly execute an amendment to this Lease stating the Fixed Basic Rent for the Renewal Term.

         (e) If the parties are unable to agree on the Fixed Basic Rent for the Renewal Term during the Negotiation Period, then within fifteen (15) days after notice from the other party, given after expiration of the Negotiation Period, each party, at its cost and upon notice to the other party, shall appoint a person to act as an appraiser hereunder, to determine the fair market rent for the Premises for the Renewal Term. Each such person shall be a real estate broker or appraiser with at least ten (10) years' active commercial real estate appraisal or brokerage experience (involving the leasing of office space as agent for both lessors and lessees) in Morris County, New Jersey. If a party does not appoint a person to act as an appraiser within said fifteen (15) day period, the person appointed by the other party shall be the sole appraiser and shall determine the aforesaid fair market rent. Each notice containing the name of a person to act as appraiser shall contain also the person's address. Before proceeding to establish the fair market rent, the appraisers shall subscribe and swear to an oath fairly and impartially to determine such rent.

                  If the two (2) appraisers are appointed by the parties as stated in the immediately preceding paragraph, they shall meet promptly and attempt to determine the fair market rent. If they are unable to agree within forty-five (45) days after the appointment of the second appraiser, they shall attempt to select a third person meeting the qualifications stated in the immediately preceding paragraph within fifteen (15) days after the last day the two (2) appraisers are given to determine the fair market rent. If they are unable to agree on the third person to act as appraiser within said fifteen (15) day period, the third person shall be appointed by the American Arbitration Association (or any successor thereto) (the "Association"), upon the application of Lessor or Lessee to the office of the Association nearest the Building. The person appointed to act as appraiser by the Association shall be required to meet the qualifications stated in the immediately preceding paragraph. Each of the parties shall bear fifty percent (50%) of the cost of appointing the third person and of paying the third person's fees. The third person, however selected, shall be required to take an oath similar to that described above.

                  The third appraiser shall conduct such hearing and investigations as he/she may deem appropriate and shall, within thirty (30) days after the date of his/her appointment, determine the fair market rent by selecting the fair market rent determined by either the appraiser selected by Lessor or the appraiser selected by Lessee. The third appraiser shall have no discretion other than to choose the fair market rent determined by one of the other two appraisers by the process commonly known as "baseball arbitration".

         (f) After the fair market rent for the Renewal Term has been determined by the appraiser or appraisers and the appraiser or appraisers shall have notified the parties, at the request of either party, both parties shall execute and deliver to each other an amendment of this Lease stating the Fixed Basic Rent for the Renewal Term.

         (g) If the Fixed Basic Rent for the Renewal Term has not been agreed to or established prior to the commencement of the Renewal Term, then Lessee shall pay to Lessor an annual rent ("Temporary Rent") which Temporary Rent shall be equal to one hundred twenty-five percent (125%) of the Fixed Basic Rent payable by Lessee for the last year of the initial Term. Thereafter, if the parties shall agree upon a Fixed Basic Rent, or the Fixed Basic Rent shall be established upon the determination of the fair market rent by the appraiser or appraisers, at a rate at variance with the Temporary Rent: (i) if such

                  Fixed Basic Rent is greater than the Temporary Rent, Lessee shall promptly pay to Lessor the difference between the Fixed Basic Rent determined by agreement or the appraisal process and the Temporary Rent; or (ii) if such Fixed Basic Rent is less than the Temporary Rent, Lessor shall credit to Lessee's subsequent monthly installments of Fixed Basic Rent the difference between the Temporary Rent and the Fixed Basic Rent determined by agreement or the appraisal process.

         (h) In describing the fair market rent during the Renewal Term, the appraiser or appraisers shall be required to take into account the rentals at which leases are then being concluded (as of the last day of the initial Term) (for three (3) year leases without renewal options with the lessor and lessee each acting prudently, with knowledge and for self-interest, and assuming that neither is under undue duress) for comparable space in the Building and in comparable office buildings in the Morris County, New Jersey.

         (i) The option granted to Lessee under this Article 54 may be exercised only by Lessee, its Affiliates, permitted successors and assigns, and not by any sublessee or any successor to the interest of Lessee by reason of any action under the Bankruptcy Code, or by any public officer, custodian, receiver, United States Trustee, trustee or liquidator of Lessee or substantially all of Lessee's property. Lessee shall have no right to exercise this option subsequent to the date Lessor shall have the right to give the notice of termination referred to in Article 13 hereof unless Lessee cures the default within the applicable notice and cure period. Notwithstanding the foregoing, Lessee shall have no right to extend the Term if, at the time it gives notice of its election Lessee shall not be in occupancy of more than fifty percent (50%) of the Premises.

55.      STORAGE SPACE:

                  In addition to the Premises, Lessee, at Lessee's sole option, may desire to utilize storage space in the Building or in a building owned or managed by Lessor or an affiliate of Lessor within the Mack-Cali Business Campus, Parsippany, New Jersey (not to exceed five thousand (5,000) square feet)("Storage Space"). In the event Lessee elects to lease the Storage Space, Lessor (or an affiliate of Lessor) leases to Lessee and Lessee hereby hires from Lessor the Storage Space in its "AS-IS" condition. The Storage Space shall be used for the storage of files, equipment and business records, and for no other purpose. Lessor makes no warranty or representation that the Storage Space is suitable for any particular purpose. Lessor is under no obligation to perform any work or provide any materials to prepare the Storage Space for Lessee. From and after the date Lessee commences the leasing of such Storage Space, Lessee shall pay Lessor, as Additional Rent, payable in advance on the first day of each calendar month of the Term in monthly installments, the sum of TWELVE AND 00/100 DOLLARS ($12.00) per square foot per annum of Storage Space ("Storage Fee"). Lessee hereby covenants and agrees to keep the Storage Space and any equipment in or about the Storage Space in good order, repair and condition throughout the Term hereof, and promptly and adequately repair all damage to the Storage Space or the equipment caused by Lessee. Lessee hereby covenants and agrees not to disrupt, affect or interfere with other occupants in the Building or the building within which the Storage Space is located or with any lessee's use and enjoyment of its leased premises or the common areas of the Building or the building within which the Storage Space is located. Except as otherwise provided herein, all of the terms, covenants and provisions of this Lease regarding the Premises shall apply to the Storage Space. Upon the determination of the square footage of the Storage Space and the building within which the Storage Space is located, the parties shall enter into an amendment to this Lease, if such Storage Space is located within the Building or a storage space license agreement (in the form attached hereto and made a part hereof as Exhibit I), if the Storage Space is located in another building within the Mack-Cali Business Campus.

56.      LESSOR'S INSURANCE:

         During the Term, Lessor shall maintain the following insurance, insuring Lessor and any mortgagee, as their respective interests may appear: (i) insurance against damage to the Building and Office Building Area by all risks of direct physical loss in an amount equivalent to the full replacement cost thereof; (ii) commercial general liability insurance against claims for bodily injury and property damage occurring in or about the Common Facilities in amounts customarily carried by owners of similar buildings in the Morris County, New Jersey area; and (iii) insurance against such other hazards as, from time to time, are then commonly insured against for buildings similarly situated in amounts normally carried with respect thereto. All insurance maintained pursuant to this
         Article 56 may be effected by blanket insurance policies.

57.      ATTORNEY'S FEES:

         In the event that either party shall prevail in any litigation pursuant to this Lease, the prevailing party shall be entitled to recover from the other party, reasonable attorney's fees fixed by the court and part of any final judgment rendered.

         EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under this Lease or make any claim that this Lease is invalid or unenforceable due to any failure of this document to comply with ministerial requirements, including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

LESSOR:                                     LESSEE:

MAPLE 6 CAMPUS L.L.C.                       ALTEON INC.

By:    Mack-Cali Realty, L.P., Member

By:    Mack-Cali Realty Corporation, its
       General Partner

By:     /s/ Michael K. Nevins               By:   /s/ Kenneth I. Moch
       -------------------------------            ------------------------------
       Name: Michael K. Nevins                    Name: Kenneth I. Moch
       Title: Vice President - Leasing            Title: President and Chief
                                                  Executive Officer

                                    EXHIBIT A

                              LOCATION OF PREMISES

                               Exhibit A - Page 1

                                  EXHIBIT A-1

                              OFFICE BUILDING AREA

Being known and designated as Lot 3.03 in Block 202 as shown on the certain map entitled, "Final Plat of Prudential Business Campus, Block 202 Lots 3.02 through 3.12," which map was filed in the Morris County Clerk's Office on April 29, 1980 as Map Number 3908. Also known as 6 Campus Drive, Parsippany, New Jersey.

BEGINNING at a point being witnesses by a 1/2" rebar found displaced North 0.02 feet, and East 0.01 feet, on the Northerly right of way line of Campus Drive, 100 feet wide Public Right of Way, said point being a common corner of Lot 3.04, Block 202, N/F Mack-Cali Campus Realty, L.L.C., as more particularly shown on the hereinabove referenced filed Subdivision Plat, said and from said beginning point running thence,

Courses number 1 through 3 are along said Northerly right of way line of Campus Drive.

1) North 81 degrees 13 minutes 37 seconds West, 432.32 feet to a point being witnessed by 3/4" Rebar found displaced North 0.11 feet and East
         0.45 feet, thence;

2) On a curve to the right having a radius of 889.87 feet, an arc length of 244.76 feet, a central angle of 15 degrees 45 minutes 34 seconds, a chord bearing of North 73 degrees 20 minutes 50 seconds West, a chord distance of 243.99 feet, to a point of tangency being witnessed by -3/4" rebar found displaced North 0.12 feet and East 0.26 feet, thence;

3) North 65 degrees 28 minutes 03 seconds West, 131.28 feet to a point and common corner of Lot 3.02 Block 202, N/F Maple Plaza, LLC, thence;

4) Along the Easterly line of said Lot 3.02, North 24 degrees 31 minutes 54 seconds East, 600.18 feet to a point being witnessed by a 3/4" rebar found displaced North 0.22 feet and East 0.15 feet, said point being on the Southerly line of Lot 4.02 Block 202, N/F New Dunn & Bradstreet, Inc., thence;

5) Along said Southerly line of 4.02 Block 202 and continuing along the southerly line of Lot 4.03 Block 202, N/F Mack-Cali Campus Realty, L.L.C., South 65 degrees 28 minutes 06 seconds East, passing over a concrete monument recovered at the common corner of said Lots 4.02 and 4.03, 171.24 feet to a point being witnessed Henderson and Bodwell iron pipe recovered, thence;

6) Still along said Southerly line of Lot 4.03 and continuing Lot 3.04 Block 202, N/F Mack-Cali Campus Realty, L.L.C., South 81 degrees 11 minutes 55 seconds East, passing over a concrete monument recovered at the common corner of said Lots 4.03 and 3.04, 473.04 feet to a point, being witnessed by 3/4" iron pipe found displaced North 0.11 feet and East 0.33 feet; thence;

7) Along the Westerly line of said Lot 3.04, South 08 degrees 49 minutes 11 seconds West, 599.99 feet to the point and place of Beginning.

                              Exhibit A-1 - Page 1

                                   EXHIBIT B

                              RULES AND REGULATIONS

1. OBSTRUCTION OF PASSAGEWAYS: The sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Building shall not be obstructed or encumbered by Lessee or used by Lessee for any purpose other than ingress and egress. If the Premises are situated on the ground floor with direct access to the street, then Lessor shall, at Lessor's expense, keep the sidewalks and curbs directly in front of the Premises clean and free from ice, snow and refuse.

2. WINDOWS: Windows in the Premises shall not be covered or obstructed by Lessee. No bottles, parcels or other articles shall be placed on the windowsills, in the halls, or in any other part of the Building other than the Premises. No article shall be thrown out of the doors or windows of the Premises.

3. PROJECTIONS FROM BUILDING: No awnings, air-conditioning units, or other fixtures shall be attached to the outside walls or the window sills of the Building or otherwise affixed so as to project from the Building, without prior written consent of Lessor.

4. SIGNS: No sign or lettering shall be affixed by Lessee to any part of the outside of the Premises, or any part of the inside of the Premises so as to be clearly visible from the outside of the Premises, without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. However, Lessee shall have the right to place its name on any door leading into the Premises, the size, color and style thereof to be subject to Lessor's approval, which approval shall not be unreasonably withheld, conditioned or delayed. Lessee shall not have the right to have additional names placed on the Building directory without Lessor's prior written consent. Notwithstanding the foregoing, Lessee shall have Lessee's Percentage of any Building directory (e.g., lobby and/or floor).

5. FLOOR COVERING: Lessee shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Premises. If linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall first be fixed to the floor by a paste or other material that may easily be removed with water, the use of cement or other similar adhesive material being expressly prohibited.

6. INTERFERENCE WITH OCCUPANTS OF BUILDING: Lessee shall not make, or permit to be made, any unseemly or disturbing noises or odors and shall not interfere with other lessees or those having business with them. Lessee will keep all mechanical apparatus in the Premises free of vibration and noise which may be transmitted beyond the limits of the Premises.

7. LOCK KEYS: No additional locks or bolts of any kind shall be placed on any of the doors or windows by Lessee. Lessee shall, on the termination of Lessee's tenancy, deliver to Lessor all keys to any space within the Building either furnished to or otherwise procured by Lessee, and in the event of the loss of any keys furnished, Lessee shall pay to Lessor the reasonable cost thereof. Lessee, before closing and leaving the Premises, shall ensure that all windows are closed and entrance doors locked. Nothing in this Paragraph 7 shall be deemed to prohibit Lessee from installing a burglar alarm within the Premises, provided: (a) Lessee obtains Lessor's consent, which consent shall not be unreasonably withheld, conditioned or delayed; (b) Lessee supplies Lessor with copies of the plans and specifications of the system; (c) such installation shall not damage the Building; and (d) all costs of installation shall be borne solely by Lessee.

8. CONTRACTORS: No contract of any kind with any supplier of towels, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish, garbage, or other like service shall be entered into by Lessee, nor shall any machine of any kind be installed in the Building or the Office Building Area without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. Lessee shall not employ any persons other than Lessor's janitors or Lessee's own employees for the purpose of cleaning the Premises

                               Exhibit B - Page 1
         without prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. Lessor shall not be responsible to Lessee for any loss of property from the Premises however occurring, or for any damage to the effects of Lessee by such janitors or any of its employees, or by any other person or any other cause.

9. PROHIBITED ON PREMISES: Lessee shall not conduct, or permit any other person to conduct, any auction upon the Premises, manufacture or store goods, wares or merchandise (except in connection with Lessee's business) upon the Premises without the prior written approval of Lessor, except the storage of usual supplies and inventory to be used by Lessee in the conduct of his business, permit the Premises to be used for gambling, make any unusual noises in the Building, permit to be played musical instrument on the Premises, permit any radio to be played, or television, recorded or wired music in such loud manner as to disturb or annoy other lessees, or permit any unusual odors to be produced on the Premises. Lessee shall not permit any portion of the Premises to be occupied as an office for a public stenographer or typewriter, or for the storage, manufacture, or sale of intoxicating beverages (except in connection with Lessee's business), narcotics, tobacco in any form or as a barber or manicure shop. Canvassing, soliciting and peddling in the Building and the Office Building Area are prohibited and Lessee shall reasonably cooperate to prevent the same. No bicycles, vehicles or animals (other than seeing-eye) of any kind shall be brought into or kept in or about the Premises.

10. PLUMBING, ELECTRIC AND TELEPHONE WORK: Plumbing facilities shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or other substances of any kind shall be thrown into them. Waste and excessive or unusual amounts of electricity or water is prohibited. When electric wiring of any kind is introduced, it must be connected as reasonably directed by Lessor, and no stringing or cutting of wires will be allowed, except by prior written consent of Lessor, and shall be done by contractors approved by Lessor. The number and locations of telephones, telegraph instruments, electrical appliances, call boxes, etc. shall be subject to Lessor's approval, which approval shall not be unreasonably withheld, conditioned or delayed.

11. MOVEMENT OF FURNITURE, FREIGHT OR BULKY MATTER: The carrying in or out of freight, furniture or bulky matter of any description must take place during such hours as Lessor may from time to time reasonably determine and only after reasonable advance notice (which notice may be telephonic) to the superintendent of the Building. The persons employed by Lessee for such work must be reasonably acceptable to Lessor. Lessee may, subject to these provisions, move freight, furniture, bulky matter, and other material into or out of the Premises on weekdays after 5:00 p.m. and on Saturdays between the hours of 9:00 a.m. and 1:00 p.m., provided Lessee pays additional actual out-of-pocket reasonable costs, if any, incurred by Lessor for elevator operators or security guards, and for any other expenses occasioned by such activity of Lessee. There shall not be used in the Building or Premises, either by Lessee or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in the elevators without the consent of the superintendent of the Building. Notwithstanding the foregoing, Lessee shall not incur any costs with respect to its initial move-in to the Premises.

12. SAFES AND OTHER HEAVY EQUIPMENT: Lessor reserves the right to reasonably prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising. Notwithstanding the foregoing, Lessor hereby consents to Lessee's installation of its "rolling files" in the Premises, provided that Lessee does not exceed the floor load of the Premises.

13. ADVERTISING: Lessor shall have the right to prohibit any advertising by Lessee which in Lessor's reasonable opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

14. NON-OBSERVANCE OR VIOLATION OF RULES BY OTHER LESSEES: Lessor shall not be responsible to Lessee for non-observance or violation of any of these rules and regulations by any other lessee. Lessor shall not discriminate against Lessee in its enforcement of the rules and regulations.

                               Exhibit B - Page 2

15. AFTER HOURS USE: Lessor reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturdays, Sundays and Building Holidays, all persons who do not present a pass to the Building signed by Lessee. Each lessee shall be responsible for all persons for whom such a pass is issued and shall be liable to Lessor for the acts of such persons.

16. PARKING: Lessee and its employees shall park their cars only in those portions of the parking area reasonably designated by Lessor.

17. Lessor hereby reserves to itself any and all rights not granted to Lessee hereunder, including, but not limited to, the following rights which are reserved to Lessor for its purposes in operating the
         Building:

         a) the exclusive right to the use of the name of the Building for all purposes, except that Lessee may use the name as its business address and for no other purposes;

         b) the right to change the name or address of the Building, without incurring any liability to Lessee for doing so;

         c) the right to install and maintain a sign on the exterior of the Building;

         d) the exclusive right to use or dispose of the use of the roof of the Building;

         e) the right to limit the space on the directory of the Building to be allotted to Lessee (except as otherwise provided in Paragraph 4 hereof); and

         f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

18. Lessee shall be responsible for initiating, maintaining and supervising all health and safety precautions and/or programs required by law in connection with Lessee's use and occupancy of the Premises.

19. Lessee shall not store, introduce or otherwise permit any material known to be hazardous within the Premises, except in reasonable quantities consistent with ordinary office use. Any material within the Premises which is determined to be hazardous shall be removed and properly disposed of by Lessee, at Lessee's sole expense.

                               Exhibit B - Page 3

                                    EXHIBIT C

                                      NOTES

RE: Workletter Agreement for office space on the second (2nd) floor at 6 Campus Drive, Parsippany, New Jersey

                                                                October 21, 2003

LESSEE:

ALTEON INC.

You ("Lessee") and we ("Lessor") are executing simultaneously with this Workletter Agreement, a written lease ("Lease"), covering the space referred to above, as more particularly described in the Lease ("Premises").

To induce Lessee to enter into the Lease (which is hereby incorporated by reference) and in consideration of the covenants hereinafter contained, Lessor and Lessee mutually agree as follows:

1. Lessor, as part of The Work ( as hereinafter defined) shall have its architect prepare the following architectural and mechanical drawings and specifications based upon the sketch layout supplied to Lessor by Lessee, attached hereto and made a part hereof, upon full execution of the Lease.

         a. Architectural drawings and specifications for Lessee's partition layout, reflected ceiling, placement of electrical outlets and other installations for the work to be done by Lessor.

         b. Mechanical plans and specifications where necessary for installation of air conditioning systems, ductwork and heating.

         All such plans and specifications are expressly subject to Lessor's written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

2. Lessor agrees to cause the partition plan, electrical plan and the reflected ceiling plan to be delivered to Lessee on or before the fifteenth (15th) day after Lease execution. Lessee agrees to approve said plans by initialing and returning same to Lessor within three (3) days of receipt of each plan. Upon approval of the plans initialed by Lessee, Lessor shall file said plans with the appropriate governmental agencies.

3. Lessor agrees, at its expense and without charge to Lessee (unless otherwise provided), to do the work in the Premises as shown on the final working drawings dated September 23, 2003 , prepared by First Floor Design and transmitted to the parties on October 10, 2003 and at Lessee's sole cost and expense, Lessor shall install (i) a supplemental HVAC unit in the telecommunications room of the Premises; (ii) upgraded carpet in the Premises; and (iii) sound batting above and within the walls in the conference room and rooms 212 and 213 of the Premises (collectively, "The Work"). As part of The Work, Lessor shall provide an allowance of up to and including $10,000.00 toward the cost of floor reinforcement to accommodate Lessee's "rolling files". If the cost of such reinforcement exceeds $10,000.00, then Lessee shall be responsible for such excess. The Work shall include Lessor's general conditions and overhead amounts. "Building Standard" shall mean the type and grade of material, equipment and/or device designated by Lessor as standard for the Building. All items are Building Standard unless otherwise noted. The provisions of Article 6 of the Lease shall apply to any alterations made to the Premises after the initial work to be performed herein. The Building systems and utilities servicing the Premises shall be in good working order and condition on the Commencement Date.

4. As part of The Work and as set forth in Paragraph 3 above, Lessor shall, at Lessee's sole cost and expense, install (i) a supplemental HVAC unit in the telecommunications room of the Premises; (ii) upgraded carpet in the Premises; and (iii) sound batting above and within the walls in the conference room and rooms 212 and 213 of the Premises. Lessee shall pay

                               Exhibit C - Page 1

         Lessor, as Additional Rent, Lessor's price for such work and for Change Orders (as defined and pursuant to Paragraph 7 hereof) as follows: (i) fifty percent (50%) upon Lessee's execution and delivery of this Lease; and (ii) fifty percent (50%) upon Lessor's substantial completion of The Work and prior to Lessee's occupancy of the Premises.

5. All low partitioning, workstation modules, bank screen partitions and prefabricated partition systems shall be furnished and installed by Lessee.

6. The installation or wiring of telephone and computer (data) outlets is not part of The Work. Lessee shall bear the responsibility to provide its own telephone and data systems, at Lessee's sole cost and expense. Upon expiration or sooner termination of the Lease, Lessee shall remove all telephone and data equipment and wiring from the Premises and the Building risers upon vacation of same. As part of the Work, Lessor shall remove the existing telecommunication wiring in the Premises.

7. Changes in The Work, if necessary or requested by Lessee, shall be accomplished after the execution of the Lease and this Workletter Agreement, and without invalidating any part of the Lease or Workletter Agreement, by written agreement between Lessor and Lessee ("Change Order"). Each Change Order shall be prepared by Lessor, and signed by both Lessee and Lessor stating their agreement upon all of the following:

         a.       the scope of the change in The Work;

         b.       the cost of the change;

         c.       manner in which the cost will be paid or credited; and

         d. the estimated extent of any adjustment to the Commencement Date (if any) as a result of the change in The Work.

         Each and every Change Order shall be signed by Lessor's and Lessee's respective construction representatives. In no event shall any Change Order(s) be permitted without such authorizations. A 10% supervision plus 10% overhead charge will be added to the cost of any Change Order and to the cost of any other work to be performed by Lessor in the Premises after Lessor's completion of The Work. If Lessee shall fail to approve any such Change Order within one (1) week, the same shall be deemed disapproved in all respects by Lessee and Lessor shall not be authorized to proceed thereon. Any increase in the cost of The Work or the change in The Work stated in a Change Order which results from Lessee's failure to timely approve and return said Change Order shall be paid by Lessee. Lessee agrees to pay to Lessor the cost of any Change Order promptly upon receipt of an invoice for same, together with reasonable supporting documentation. Similarly, any cost savings resulting from such Change Order(s) shall be credited to Lessee. Lessor's cost for such Change Orders shall be reasonably competitive.

8. If any change is made after completion of schematic drawings and prior to completion of final construction documents which result in a Change Order and additional costs, such costs shall be the responsibility of Lessee.

9. Prior to Lessee's occupancy of the Premises, Lessee shall identify and list any portion of The Work which does not conform to this Workletter Agreement ("Punch List"). Lessor shall review with Lessee all of the items so listed and promptly correct or complete any portion of The Work which fails to conform to the requirements of this Workletter Agreement.

10. The terms contained in the Lease (which include all exhibits attached thereto) constitute Lessor's agreement with Lessee with respect to the work to be performed by Lessor on Lessee's behalf. If the architectural drawings are in conflict with the terms of the Lease, then the Lease shall be deemed the controlling document.

11. All materials and installations constructed for Lessee within the Premises shall become the property of Lessor upon installation. No refund, credit or removal of said items is to be permitted at the termination of the Lease. Items installed that are not integrated in any such way with other common building materials do not fall under this provision (e.g., shelving,

                               Exhibit C - Page 2
         furniture, etc.).

12. It is agreed that, notwithstanding the date provided in the Lease for the Commencement Date, the Term shall not commence until Lessor has "substantially completed" all work to be performed by Lessor as hereinbefore set forth in Paragraph 3 hereof and as set forth in the Lease; provided, however, that if Lessor shall be delayed in substantially completing said work as a result of:

         a. Lessee's failure to approve the plans and specifications in accordance with Paragraph 2 hereof; or

         b. Lessee's failure to furnish interior finish specifications (i.e., paint colors, carpet selection, etc.), to Lessor by the fifth (5th) working day after Lessor has approved the plans and specifications submitted by Lessee referred to in Paragraph 2 hereof; or

         c. Lessee's request for materials, finishes or installations other than Lessor's Building Standard; or

         d.       Lessee's changes in The Work; or

         e. The performance of a person, firm, partnership or corporation employed by Lessee and the completion of the said work by said person, firm, partnership or corporation,

         then the Commencement Date of the term of said Lease shall be accelerated by the number of days of such delay and Lessee's obligation to pay Fixed Basic Rent and Additional Rent shall commence as of such earlier date. Lessor shall notify Lessee if Lessor knows that any act or omission of Lessee shall result in a delay of Lessor's substantial completion of The Work.

13. Lessor shall permit Lessee and its agents to enter the Premises prior to the Commencement Date in order that Lessee may perform through its own non-union contractors (or union contractor if reasonably required by Lessor) such other work and decorations as Lessee may desire at the same time Lessor's contractors are working in the Premises. The foregoing license to enter prior to the Commencement Date, however, is conditioned upon:

         a. Lessee's workmen and mechanics working in harmony and not interfering with the labor employed by Lessor, Lessor's mechanics or contractors or by any other lessee or its mechanics or contractors; and

         b. Lessee providing Lessor with evidence of Lessee's contractors and subcontractors carrying such worker's compensation, general liability, personal and property insurance as required by law and in amounts no less than the amounts set forth in
                  Article 30 of the Lease. If at any time such entry shall cause disharmony or interference therewith, this license may be withdrawn by Lessor upon forty-eight (48) hours written notice to Lessee. Such entry shall be deemed controlled by all of the terms, covenants, provisions and conditions of said Lease, except as to the covenant to pay Fixed Basic Rent and Additional Rent. Lessor shall not be liable in any way for any injury, loss or damage which may occur to any of Lessee's decorations or installations so made prior to the Commencement Date, the same being solely at Lessee's risk.

14. No part of the Premises shall be deemed unavailable for occupancy by Lessee, or shall any work which Lessor is obligated to perform in such part of the Premises be deemed incomplete for the purpose of any adjustment of Fixed Basic Rent payable hereunder, solely due to the non-completion of details of construction, decoration or mechanical adjustments which are minor in character and the non-completion of which does not materially interfere with Lessee's use of such part of the Premises.

15. Lessee is responsible for all costs related to the repairs and maintenance of any additional or supplemental HVAC systems, appliances and equipment installed to meet Lessee's specific requirements. Lessee shall purchase a service contract for this equipment so that the equipment is covered by such service contract each year of the term of the Lease and shall forward a copy of such contract to Lessor.

                               Exhibit C - Page 3

16. If construction is to occur in a space occupied by Lessee's employees, Lessee shall be liable for all costs associated with a delay if Lessee shall fail to comply with a submitted construction schedule to relocate personnel, furniture, or equipment. These costs shall include, but not be limited to, the following:

         a.       cost of construction workers time wasted;

         b. cost of any overtime work necessary to meet schedule deadlines; and

         c.       any other costs associated with delays in final completion.

17. This Workletter Agreement is based on the quantities and specifications listed herein. Any change to these specifications shall require the recalculation of the construction costs. Such recalculation shall not negate any other section of the Lease.

18. All sums payable by Lessee to Lessor in connection with this Exhibit C and any other work to be performed by Lessor within the Premises and billable to Lessee shall be deemed Additional Rent.

19. With respect to the construction work being conducted in or about the Premises, each party agrees to be bound by the approval and actions of their respective construction representatives. Unless changed by written notification, the parties hereby designate the following individuals as their respective construction representatives:

         FOR LESSOR:                          FOR LESSEE:

         James Battaglia                      Elizabeth O'Dell
         c/o Mack-Cali Realty Corporation     Vice President - Finance
         11 Commerce Drive                    c/o Alteon Inc.
         Cranford, New Jersey

                               Exhibit C - Page 4

                                  EXHIBIT C - 1

                   AIR CONDITIONING & HEATING DESIGN STANDARDS

The following are design standards for the Building air-conditioning system for cooling and heating the air in the subject Building:

1. During the normal heating season to maintain an average indoor dry bulb temperature of not less than 70 degrees F (21 degrees C) or more than 76 degrees (24.4 degrees C) when the outdoor dry bulb temperature is lower than 65 degrees F (18 degrees C) but not lower than 0 degrees F (-13 degrees C).

2. To maintain comfort cooling for an average indoor dry bulb temperature of not more than 78 degrees F when the outside dry bulb temperature is 95 degrees F (24 degrees C).

3. During the intermediate seasons, when the outside dry bulb temperature is below 55 degrees (13 degrees C), cooling will be provided by outside air usage in conjunction with operating of return air, outside air and exhaust air dampers.

4. To furnish not less than .10 cubic foot of fresh air per minute per square foot of rentable area, and between .20 and 1.0 cubic feet of total air per minute, per square foot of rentable occupied space.

5. Lessor will not be responsible for the failure of the air-conditioning system if such failure results from: (i) the occupancy of the Premises with more than an average of one (1) person for each one hundred (100) usable square feet of floor area; (ii) the installation or operation by Lessee of machines and appliances, the installed electrical load of which when combined with the load of all lighting fixtures exceeds six
         (6) watts per square foot of floor area and in any manner exceeding the aforementioned occupancy and electrical load criteria; or (iii) rearrangement of partitioning after the initial preparation of the Premises. If interference with normal operation of the air-conditioning system in the Premises results, necessitating changes in the air conditioning system servicing the Premises, such changes shall be made by Lessor upon written notice to Lessee at Lessee's sole cost and expense. Lessee agrees to lower and close window coverings when necessary because of the sun's position whenever the air conditioning system is in operation, and Lessee agrees at all times to reasonably cooperate with Lessor and to abide by all the Rules and Regulations attached hereto as well as reasonable rules and regulations which Lessor may hereafter reasonably prescribe involving the air-conditioning system.

                                    -- END --

                               Exhibit I - Page 1
                              Exhibit C-1 - Page 1

                                    EXHIBIT D

                                CLEANING SERVICES
                             (Five Nights Per Week)

LESSEE'S PREMISES

1.       Vacuum clean all carpeted areas.

2.       Sweep and dust mop all non-carpeted areas. Wet mop whenever necessary.

3. All office furniture such as desks, chairs, files, filing cabinets, etc. shall be dusted with a clean treated dust cloth whenever necessary and only if such surfaces are clear of Lessee's personal property including but not limited to plants.

4.       Empty and wash ashtrays.

5.       Empty wastepaper baskets and remove waste to the designated areas.

6. All vertical surfaces within arms reach shall be spot cleaned to remove finger marks and smudges. Baseboard and window sills are to be spot cleaned whenever necessary.

7. All cleaning of cafeterias, vending areas, kitchen facilities are excluded. Lessee may make necessary arrangements for same directly with Lessor's cleaning maintenance company. The pantry area of the Premises shall be wiped down daily.

8. Cleaning hours shall be Monday through Friday between 5:30 p.m. and 11:00 p.m.

9.       No cleaning service is provided on Saturday, Sunday and Building
         Holidays.

10. Cartons or refuse in excess which can not be placed in wastebaskets will not be removed. Lessee is responsible to place such unusual refuse in trash dumpster.

11. Cleaning maintenance company will not remove nor clean tea, office cups or similar containers. If such liquids are spilled in waste baskets, the waste baskets will be emptied but not otherwise cleaned. Lessor will not be responsible for any stained carpet caused from liquids leaking or spilling from Lessee's wastepaper receptacles.

12. Upon completion of cleaning, all lights will be turned off and doors locked leaving the Premises in an orderly condition.

13. Glass entrance doors will be cleaned nightly. Interior glass doors or glass partitions are excluded. Lessee may make arrangements for same with Lessor's cleaning maintenance company.

COMMON AREAS

1. Vacuum all carpeting in entrance lobbies, outdoor mats and all corridors.

2. Wash glass doors in entrance lobby with a clean damp cloth and dry towel.

3. Clean cigarette urns. Sweep and/or wet mop all resilient tile flooring. Hard surface floors such as quarry tile, etc., shall be cleaned nightly.

4.       Wash, clean and disinfect water fountains.

5.       Clean all elevators and stairwells.

6.       Lavatories -- Men and Women.

         a. Floors in all lavatories shall be wet mopped each evening with a germicidal detergent to ensure a clean and germ free surface.
         b. Wash and polish all mirrors, shelves, bright work including any piping and toilet seats.
         c. Wash and disinfect wash basins and sinks using a germicidal detergent.
         d.       Wash and disinfect toilet bowls and urinals.
         e. Keep lavatory partitions, tiled walls, dispensers and receptacles in a clean condition using a germicidal detergent when necessary.
         f.       Empty and sanitize sanitary disposal receptacles.
         g. Fill toilet tissue holders, towel dispensers and soap dispensers. Refills to be supplied by Lessor.

7.       Clean all air ventilation grill work in ceilings.

                               Exhibit D - Page 1

                                    EXHIBIT E

                                BUILDING HOLIDAYS

                                 BUILDING CLOSED

                               * NEW YEAR'S DAY *

                                * MEMORIAL DAY *

                              * INDEPENDENCE DAY *

                                  * LABOR DAY *

                              * THANKSGIVING DAY *

                                * CHRISTMAS DAY *

                                    -- END --

                               Exhibit E - Page 1

                                    EXHIBIT F

                           LESSEE ESTOPPEL CERTIFICATE

TO:  MORTGAGEE and/or its affiliates and/or whom else it may concern:

1. The undersigned is lessee under that certain Lease dated ______________ ("Lease"), by and between __________________ , as Lessor, and ___________________ , as Lessee, covering those certain consisting of approximately gross rentable square feet on the________ (__) floor of the building commonly known as ___________________________ , New Jersey ("Premises").

2. The Lease has not been modified, changed, altered or amended in any respect (except as indicated following this sentence) and is the only Lease or agreement between the undersigned and Lessor affecting said Premises. If none, state "none".

3. The undersigned has made no agreements with Lessor or its agents or employees concerning free rent, partial rent, rebate of rental payments or any other type of rental concession (except as indicated following this sentence). If none, state "none".

4. The undersigned has accepted and now occupies the Premises, and is and has been open for business since______ , 200_. The Lease term began ________ , 200_, and the rent for said Premises has been paid to and including __________ , 200_, in conformity with the Lease. No rent has been prepaid for more than two (2) months. The fixed basic rent being paid as above is $ __________ per month. If Lessee is not in full possession, whether Lessee has assigned the Lease, sublet all or any portion of the Premises, or otherwise transferred any interest in the Lease or the Premises, Lessee agrees to provide a copy of such assignment, sublease, or transfer upon written request.

5. Lessee is not in default and the Lease is in full force and effect. As of the date hereof, the undersigned is entitled to no credit, no free rent and no offset or deduction in rent.

6. All alterations, improvements, additions, build-outs, or construction required to be performed under the Lease have been completed in accordance with the terms of the Workletter attached to Lease as Exhibit C.

7. The Lease does not contain and the undersigned doesn't have any outstanding options or rights of first refusal to purchase the Premises or any part thereof or the real property of which the Premises are a part.

8. No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any State thereof.

9. There are currently no valid defenses, counterclaims, off-sets, credits, deductions in rent, or claims against the enforcement of any of the agreements, terms, or conditions of the Lease.

10. The undersigned acknowledges that all the interest of Lessor in and to the above-mentioned Lease is being duly assigned to MORTGAGEE or one of its affiliates hereunder and that pursuant to the terms thereof: (i) all rental payments under said Lease shall continue to be paid to Lessor in accordance with the terms of the Lease unless and until Lessee are otherwise notified in writing by MORTGAGEE, or its successors or assigns; and (ii) no modification, revision, or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of such MORTGAGEE is first obtained.

11. The undersigned is authorized to execute this Lessee Estoppel Certificate on behalf of Lessee.

Dated this ________ day of __________________ , 200_
LESSEE:

ALTEON INC.

____________________________________
Name:
Title:

                               Exhibit F - Page 1

                                    EXHIBIT G

                           COMMENCEMENT DATE AGREEMENT

1.0      PARTIES

         THIS AGREEMENT made the _________day of ________, 200_ (hereinafter "Agreement"), is by and between ______________ (hereinafter "Lessor"), whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and _________________________ (hereinafter
         "Lessee"), whose address is ________________________________.

2.0      STATEMENT OF FACTS

         2.1 Lessor and Lessee entered into a Lease dated ____________, 2003 (hereinafter "Lease") setting forth the terms of occupancy by Lessee of approximately ________ gross rentable square feet on the _____ (___) floor (hereinafter "Premises") at _____________________________ (hereinafter "Building"); and

         2.2 The Term of the Lease is for ____________ (__) months with the Commencement Date of the initial Term being defined in the Preamble to the Lease as being subject to change under Articles 27 and 43 thereof; and

         2.3 It has been determined in accordance with the provisions of Articles 27 and 43 of the Lease that ___________, 200_, is the Commencement Date of the Term of the Lease.

3.0      STATEMENT OF TERMS

                  NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, it is agreed:

         3.1 The Commencement Date of the Term of the Lease is ___________ , 200_, and the Expiration Date thereof is _____________ , 200_, and the Articles 6 and 9 of the Preamble to the Lease shall be deemed modified accordingly.

         3.2 Article 10 of the Preamble to the Lease shall be deemed modified as follows:

         3.3 This Agreement is executed by the parties hereto for the purpose of providing a record of the Commencement Date and Expiration Date of the Lease, adjust the Term of the Lease and Fixed Basic Rent amount accordingly.

         EXCEPT as modified herein, the Lease covering the Premises shall remain in full force and effect as if the same were set forth in full herein, and Lessor and Lessee hereby ratify and confirm all the terms and conditions thereof.

         THIS AGREEMENT shall be binding upon and inure to the benefit of the parties hereto, and their respective legal representatives, successors and permitted assigns.

         EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements, including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

         IN WITNESS THEREOF, Lessor and Lessee have hereunto set their hands and seals the date and year first above written and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this Agreement.

MAPLE 6 CAMPUS L.L.C.                        ALTEON INC.

By:      Mack-Cali Realty, L.P., Member

By:      Mack-Cali Realty Corporation, its
General Partner

By:      _____________________________       By:   _____________________________
         Name: Michael K. Nevins                   Name:
         Title: Vice President - Leasing           Title:

                               Exhibit G - Page 1

                                   EXHIBIT H

                         SAMPLE FORM - LETTER OF CREDIT

                                               [DATE]

TO:
[Name of Beneficiary]
[Address]

                                      Re:      Irrevocable Letter of Credit

Gentlemen:

         By order of our client, _________________________, we hereby establish our irrevocable Letter of Credit No. ______ in your favor for a sum or sums not to exceed $__________________ (_________________U.S. Dollars) in the aggregate, effective immediately.

         This Letter of Credit shall be payable in immediately available funds in U.S. Dollars. Funds under this credit are payable to you upon your presentation to us a sight draft drawn on us in the form annexed hereto. All drafts must be marked: "Drawn under Letter of Credit No. ____ of [Name of Issuing Bank].

         This Letter of Credit shall expire twelve (12) months from the date hereof; but is automatically extendable, so that this Letter of Credit shall be deemed automatically extended, from time to time, without amendment, for one (1) year from the expiration date hereof and from each and every future expiration date, unless at least thirty (30) days prior to any expiration date, we shall notify you by registered or certified mail, or overnight courier service, that we elect not to consider this Letter of Credit renewed for any such additional period. The final expiration date hereof shall be no earlier than [fill in suitable date after expiration of lease].

         This Letter of Credit is transferable and may be transferred one or more times. However, no transfer shall be effective unless advice of such transfer is received by us in our standard form.

         We hereby agree to honor each draft drawn under and in compliance with this Letter of Credit, if duly presented at our offices at ___________________________or at any other of our offices.

         This Letter of Credit is subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

                                            [Name of Bank]

                                            By:

                       [Annex Bank's Form of Sight Draft]

                               Exhibit H - Page 1

                                    EXHIBIT I

                              STORAGE SPACE LICENSE

1.0      PARTIES

         1.1 THIS LICENSE made this ______ day of __________ 200_ ("License"), by and between ______ ("Licensor"), whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016, and ________ ("Licensee"), whose address is ______.

2.0      STATEMENT OF FACTS

         2.1 The parties have previously entered into a Lease dated ______, 200_ ("Lease"), covering approximately ____ gross rentable square feet of office space on the ___ floor of ______ ("Building"); and

         2.2 Licensee desires to utilize approximately ________ square feet of storage space in the Building as shown on Exhibit A attached hereto and made part hereof ("Storage Space").

3.0      TERMS OF LICENSE

         NOW, THEREFORE, in consideration of the Storage Space and the mutual covenants contained hereinafter, Licensor and Licensee hereby covenant and agree as follows:

         3.1      The above recitals are incorporated herein by reference.

         3.2 Licensor hereby leases to Licensee and Licensee hereby hires from Licensor the Storage Space, in its "AS-IS" condition. Licensor makes no warranty or representation that the Storage Space is suitable for the use described in Section 3.5 of this License. Licensor is under no obligation to perform any work or provide any materials to prepare the Storage Space for Licensee. In addition, Licensee shall not make any alterations, improvements or additions to the Storage Space without first obtaining the written consent of Licensor, which consent shall not be unreasonably withheld, conditioned or delayed.

         3.3 This License shall have a month-to-month term (unless otherwise terminated in accordance with this License) commencing _______ (the "Effective Date"), but the term shall expire no later than _______. Licensor and Licensee shall have the right to terminate this License upon the last day of each and every month of the term of this License, provided that the terminating party provides at least thirty (30) days' written notice to the other party of its intention to terminate.

         3.4 From and after the Effective Date, Licensee shall pay Licensor a fee applicable to the Storage Space payable in advance on the first (1st) day of each calendar month of the Term in monthly installments, in the sum of ________________________ AND ____/100 DOLLARS ($___________) ("License Fee").

         3.5 The Storage Space shall be used for the storage of files, equipment and business records, and for no other purpose.

         3.6 Nothing contained herein shall be construed as granting to Licensee any property or ownership rights in the Storage Space, or to create a partnership or joint venture between Licensor and Licensee.

         3.7 Licensee hereby covenants and agrees to keep the Storage Space and any equipment in or about the Storage Space in good order, repair and condition throughout the term hereof and promptly and adequately repair all damage to the Storage Space or the equipment caused by Licensee.

                               Exhibit I - Page 2

         3.8 Licensee hereby covenants and agrees not to disrupt, affect or interfere with other occupants in the Building or with any lessee's use and enjoyment of its leased premises or the common areas of the Building.

         3.9 Licensee shall indemnify, exonerate and hold Licensor harmless from and against any and all loss, cost, damage (excluding consequential) and expense of whatever kind arising directly or indirectly from this License, Licensee's use of the Storage Space or from Licensee's breach of this License, including, but not limited to, reasonable attorney's fees and court costs. In addition, any personal property or equipment brought to the Storage Space by Licensee shall be there at the sole risk of Licensee, and Licensor shall not be liable for damage thereto or theft, misappropriation or loss thereof. The provisions of this Section 3.9 shall survive termination of this License.

         3.10 Licensee shall store its files and business records at least eighteen (18") inches (or more as required by fire code or other applicable laws, ordinances, codes, rules or regulations) below the ceiling in the Storage Space to allow proper operation of sprinkler heads.

         3.11 Licensor shall have the right, upon thirty (30) days' prior written notice from Licensor, at Licensor's sole cost and expense, to relocate the Storage Space to another location reasonably designated by Licensor.

         3.12 Licensee shall not sublet the Storage Space or assign or transfer this License, except in connection with the Lease.

         3.13 Licensee represents and warrants to Licensor that no real estate broker(s) was (were) involved in bringing about this License, and Licensee agrees to indemnify and hold Licensor and its mortgagee(s) harmless from any and all claims of any brokers and expenses (including reasonable legal fees) in connection therewith arising out of or in connection with the negotiation of or the entering into this License by Licensor and Licensee. In no event shall Licensor's mortgagee(s) have any obligation to any broker regarding this transaction.

         3.14 This License shall be binding upon and inure to the benefit of the parties hereto, and their respective legal representatives, successors and permitted assigns.

         3.15 Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this License or make any claim that the Lease or this License is invalid or unenforceable due to any failure of this document to comply with ministerial requirements, including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

         IN WITNESS THEREOF, Licensor and Licensee have hereunto set their hands and seals the date and year first above written, and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this License.

LICENSOR:                                     LICENSEE:

MAPLE 6 CAMPUS L.L.C.                         ALTEON INC.

By:      Mack-Cali Realty, L.P., Member

By:      Mack-Cali Realty Corporation, its
         General Partner

By:      _____________________________        By:    ___________________________
         Name: Michael K. Nevins                     Name:
         Title: Vice President - Leasing             Title:

                               Exhibit I - Page 2

                                    EXHIBIT J

[LETTERHEAD OF ALTEON]

                                                  [DATE]

[VENDOR NAME AND ADDRESS]

                           VENDOR'S SECRECY AGREEMENT

ALTEON INC. ("Alteon") is conducting several basic and applied research programs utilizing technology on which Alteon has certain proprietary information which is considered to be secret and confidential and to constitute a valuable commercial asset. To protect Alteon's proprietary rights to this technology, Alteon requires each of the vendors and/or contractors ("Vendor") furnishing goods or services to Alteon for these programs to agree to the following terms and conditions:

         The Vendor shall not disclose to any third parties any information concerning (a) the methods, plans, specifications, characteristics, or equipment design of any goods or services which such Vendor has furnished or will furnish to Alteon in connection with the aforementioned programs, or (b) the fact that it is or has been engaged in furnishing such goods or services to Alteon.

         The Vendor shall maintain in confidence and shall not disclose to any third parties or use for any purpose other than for the benefit of Alteon, any technical information, whether inventions, formulae, processes, specifications, characteristics, equipment design, know-how, experience, or trade secrets, concerning such process and equipment technology which it learns at Alteon or from an Alteon employee, receives from Alteon or which it is permitted to observe in connection with its visit or visits to Alteon. Furthermore, the Vendor shall maintain in confidence and shall not disclose to any third party any information concerning plans to sell or market any current or future products of Alteon, which it receives from Alteon or which it is permitted to observe in connection with its visit or visits to Alteon. Vendor's duty of confidentiality shall not extend to:

                           any information that, at the time of disclosure, is
in or, after disclosure, becomes publicly known, other than by reason of breach of this Agreement;

                           any information that prior to disclosure by Alteon,
was already in the possession of the Vendor as evidenced by the written records kept by the Vendor in the ordinary course of its business, or as evidenced by proof of actual prior use by the Vendor; and

                           any information which, subsequent to disclosure, is
obtained by the Vendor from a third party (1) who is lawfully in possession of that Information, (2) who is not in violation of any contractual, legal or fiduciary obligation to Alteon with respect to that Information, and (3) who does not prohibit the Vendor from disclosing the Information to others.

                     All information, samples, compositions, drawings, designs, specifications, forecasts, plans, promotional materials and other technical, sales or marketing documents which the Vendor receives from Alteon continue to remain the property of Alteon and will be accepted by such Vendor on the understanding that: (i) they shall not be copied, reproduced or used in any other manner except in the authorized and intended purpose and shall be returned when requested, and (ii) all inventions, developments or improvements related to any of the foregoing shall be owned solely by Alteon and shall be promptly disclosed to Alteon.

                               Exhibit J - Page 1

            Vendor agrees to be bound by the obligation of confidentiality for three years from the expiration of the lease agreement between Vendor and Alteon covering premises located at 6 Campus Drive, Parsippany, New Jersey 07054, or until such time as, and to the extent that, such information is published or is publicly known.

Please signify your acceptance of the foregoing terms and conditions by signing and returning to Alteon the enclosed counterpart of this letter which is provided for that purpose, whereupon this letter will constitute a binding agreement between us.

                                         ALTEON INC.

                                         By:    ________________________________

                                         Name:  ________________________________

                                         Title: ________________________________

                                         Date:  ________________________________


AGREED TO AND ACCEPTED BY:

By:    _______________________________

Name:  _______________________________

Title: _______________________________

Date:  _______________________________

                               Exhibit J - Page 2